Exhibit 99.1

Maintaining Momentum 2013 ANNUAL REPORT 301 VIRGINIA AVENUE • FAIRMONT, WEST VIRGINIA 26554 • 304.363.4800 • 1.888.689.1877 • MVBBANKING.COM 002933_MVB_annual_report_FIN.indd 1-2 5/14/14 4:07 PM

Larry F. Mazza, CEO 1 “ We have acted for tomorrow, knowing we could not rest on today.” - Larry Mazza, CEO SOLID EXECUTION CREATES VALUES Dear Fellow Shareholders: For MVB Financial Corp., 2013 proved to be truly transformative. We made strategic decisions based on our priority goals, weathered diverse challenges, and maintained momentum. This year’s message is clear: solid execution creates value. A YEAR OF GREAT PROGRESS We have acted for tomorrow, knowing we could not rest on today. We have strategically expanded our presence in new markets and aggressively grown our non-interest income enterprises. We have reached beyond our established, successful banking model to create the optimal financial services company of the future. In 2013, we continued to improve the MVB Financial Corp. structure. As part of this initiative, we established an operating team to oversee MVB Bank, its wholly-owned subsidiary MVB Mortgage and also realigned MVB Insurance, LLC. We made extensive process improvements to build internal capacity, including key process developments, system enhancements, and optimizing resources throughout the organization. Along with these major improvements, our merger and acquisition strategy, our focused drive on organic growth, and two capital raises made 2013 a very busy year. Notably, by year end 2013, MVB’s capital base increased by $26.5 million, or 39%, since December 31, 2012. Primary contributors included organic earnings generated during the year and MVB’s successful capital raises in 2013. However, like many banking and financial services businesses, MVB was affected by the unexpected sharp rise in long-term interest rates during the year. Substantial dynamics remain in the mortgage market that reduce visibility in forecasting mortgage volumes. As reflected in full 2013 financial results, we grew loans and core deposits, maintained fiscal soundness and safety and significantly increased shareholder equity. We recorded another profitable year with net income of $4 million. Summary highlights include the following: • Total deposits INCREASED 43% to $696 million • Assets INCREASED 36% to $992 million • Loan growth INCREASED 40% to $617 million • Shareholders’ equity INCREASED $26.2 million or 39% MVB directly benefited from our strong track record in commercial loan development, a strong balance sheet and productive business relationships in the communities we serve. MVB Bank’s credit quality continues to be among the best in the country compared to our peers. Our nonperforming loan ratio of 0.13% represents a continuation of the company’s high-credit standards. Also, MVB Bank was again ranked among top-tier banks in the country by earning the 5-Star Superior Bank rating from Bauer Financial, Inc., for the Bank’s safety, soundness and financial strength. Additionally, the Bank earned an A+ rating from DepositAccounts.com during 2013, indicating its superior standing in security for depositors. A YEAR OF MAJOR MILESTONES The following 2013 accomplishments highlight remarkable milestones for MVB: • We expanded our footprint in lucrative areas with the opening of an additional branch in Morgantown’s Sabraton area in March and another on Edwin Miller Boulevard in Martinsburg. We also celebrated the “topping out” – raising the top beam – of our new structure in Charleston, which will open this summer. • We continued to augment our insurance offering and named an experienced leadership team for MVB Insurance with Randy Cober as CEO and Ken Juskowich as President. The expansion of our team under their leadership brings us closer to our goal of becoming a leading, valued insurance provider in our market. • In mid-year we completed the integration of Potomac Mortgage Group (PMG) to become MVB Mortgage. Under the leadership of CEO Ed Dean, the combined efforts of the former PMG and MVB’s existing mortgage business are solidifying our presence in the mortgage arena and in the robust Northern Virginia market. • In early 2013 we completed a successful campaign to help fund PMG. During the fourth quarter, we initiated a larger capital raise program to provide the necessary capital foundation to ensure quality with continued growth. • In 2013, we restructured our Board committees to strengthen our governance. In December, we announced key changes to the MVB Financial Corp. Board to include the election of Stephen R. Brooks as Chairman of the Board of Directors, succeeding founding Chairman James R. “Dick” Martin upon his retirement. David B. Alvarez was elected as Vice Chairman, succeeding Mr. Brooks. REACHING OUR POTENTIAL Our most critical priority is to accelerate top line revenue growth that generates consistent, quality earnings. This will require us to find the right balance between standardizing efficiencies and allowing the flexibility necessary for our TEAM to best serve our clients. We have established clear goals for 2014 to advance MVB and looking ahead, we continue to see opportunity to reaching our potential. I want thank our Board of Directors who helped to set strategic direction and openly support the MVB TEAM and our hard work. The entire MVB TEAM appreciates the significant investments made by our shareholders in the past and in our most recent capital funding initiative. All of our successful results would not be possible without the care, trust and commitment of our team. We have some of the best people in the industry. We are confident that what we have achieved in 2013 will help us pave the way for our continued success. I remain fully committed to building a profitable and sustainable financial services company that is a sound investment for our shareholders, a great work environment for our TEAM members and a good citizen in the communities we serve. Nothing less will do. Sincerely, Larry F. Mazza, CEO & President MVB Financial Corp. 002933_MVB_annual_report_FIN.indd 3-4 5/14/14 4:07 PM

3 2 TABLE OF CONTENTS Page PART I Item 1. Business 4 Item 1A. Risk Factors 11 Item 1B. Unresolved Staff Comments 11 Item 2. Properties 12 Item 3. Legal Proceedings 12 Item 4. Mine Safety Disclosure 12 PART II Item 5. Market for Registrant’s Common Equity, Related Stockholder Matters and Issuers Purchases of Equity Securities 13 Item 6. Selected Financial Data 14 Item 7. Management’s discussion and analysis of financial condition and results of operations 14 Item 7A. Quantitative and Qualitative Disclosures About Market Risk 31 Item 8. Financial Statements and Supplementary Data 32 Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure 79 Item 9A. Controls and Procedures 79 Item 9B. Other Information. 80 PART III Item 10. Directors, Executive Officers and Corporate Governance  80 Item 11. Executive Compensation 80 Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters 80 Item 13. Certain Relationships and Related transactions, and Director Independence 81 Item 14. Principal Accountant Fees and Services 81 Part IV Item 15. Exhibits and Financial Statement Schedules 83 Table of Contents UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 10-K (Mark One) . ANNUAL REPORT PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the fiscal year ended December 31, 2013 . TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from To Commission file Number 34603-9 MVB Financial Corp. (Exact name of registrant as specified in its charter) Registrant’s telephone number (304) 363-4800 (Former name, former address and former fiscal year, if changed since last report)[None] Securities registered pursuant to Section 12(b) of the Act: Securities registered pursuant to Section 12(g) of the Act: Common Stock, $1.00 Par (Title of Class) Preferred Stock $1,000.00 Par (Title of Class) Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes . No Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) Act. Yes . No . Indicate by check mark whether the registrant(1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months(or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes . No . Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Website, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes . No . Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. Yes . No . Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one): Indicate by check mark if the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes . No Based upon the average selling price of sales known to the Registrant of the common shares of the Registrant during the period through June 30, 2013, the aggregate market value of the common shares of the Registrant held by non affiliates during that time was $72,082,022. For this purpose certain executive officers and directors are considered affiliates. Portions of the registrant’s definitive proxy statement relating to the Annual Meeting to be held May 20, 2014, are incorporated by reference into Part III of this Annual Report on Form 10-K. As of March 28, 2014, the Registrant had 7,705,894 shares of common stock outstanding with a par value of $1. West Virginia 20-0034461 (State or other jurisdiction of incorporation or organization) (I.R.S. Employer Identification No.) 301 Virginia Avenue, Fairmont, WV 26554 (Address of principal executive offices) (Zip Code) Title of each class Name of each exchange on which registered Common Stock, $1.00 Par None Large accelerated filer . Accelerated filer . Non-accelerated filer . Smaller reporting company . 002933_MVB_annual_report_FIN.indd 5-6 5/14/14 4:07 PM

5 4 PART 1 ITEM 1.BUSINESS MVB Financial Corp. (“the Company”) was formed on January 1, 2004, as a bank holding company and, effective December 19, 2012, became a financial holding company. The Company features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (the “Bank” or “MVB Bank”) and its wholly-owned subsidiary MVB Mortgage and MVB Insurance, LLC (“MVB Insurance”). On December 31, 2013, three Company subsidiaries, MVB-Central, Inc. (a second-tier level holding company), MVB-East, Inc. (a second tier holding company) and Bank Compliance Solutions, Inc. (an inactive subsidiary) were merged into the Company. The Bank was formed on October 30, 1997 and chartered under the laws of the State of West Virginia. The Bank commenced operations on January 4, 1999. In August of 2005, the Bank opened a full service office in neighboring Harrison County, West Virginia. During October of 2005, the Bank purchased a branch office in Jefferson County, West Virginia, situated in West Virginia’s eastern panhandle. During the third quarter of 2007, the Bank opened a full service office in the Martinsburg area of Berkeley County, West Virginia. In the second quarter of 2011, the Bank opened a banking facility in the Cheat Lake area of Monongalia County, West Virginia. The Bank opened its second Harrison County, West Virginia location, the downtown Clarksburg office in the historic Empire Building during the fourth quarter of 2012. Also during the fourth quarter of 2012, the Bank acquired Potomac Mortgage Group, Inc. (“PMG” which, following July 15, 2013, began doing business under the registered trade name “MVB Mortgage”), a mortgage company in the northern Virginia area, and fifty percent (50%) interest in a mortgage services company, Lender Service Provider, LLC (“LSP”). In the third quarter of 2013, this fifty percent (50%) interest in LSP was reduced to a twenty-five percent (25%) interest through a sale of a partial interest. This PMG acquisition provided the Company and the Bank the opportunity to make the mortgage banking operation a much more significant line of business to further diversify its net income stream. MVB Mortgage has four mortgage only offices, all located in northern Virginia, within the Washington, District of Columbia / Baltimore, Maryland metropolitan area, and, in addition, has mortgage loan originators located at select Bank locations. In the first quarter of 2013, the Bank opened its second Monongalia County location in the Sabraton area of Morgantown, West Virginia. In the second quarter of 2013, the Bank opened its second full service office in Berkeley County, West Virginia, at Edwin Miller Boulevard. During 2013, the Company continued to focus on growth in the Harrison, Berkeley, Jefferson and Monongalia County areas, as well as the Kanawha county area, as the primary method for reaching performance goals. The Company continuously reviews key performance indicators to measure our success. Currently, the Bank operates nine full-service banking branches in West Virginia, which are located at: 301 Virginia Avenue in Fairmont, Marion County; 9789 Mall Loop (inside the Shop N Save Supermarket) in White Hall, Marion County; 1000 Johnson Avenue in Bridgeport, Harrison County; 406 West Main St. in Clarksburg, Harrison County; 88 Somerset Boulevard in Charles Town, Jefferson County; 651 Foxcroft Avenue in Martinsburg, Berkeley County; 2400 Cranberry Square in Cheat Lake, Monongalia County; 10 Sterling Drive in Morgantown, Monongalia County; and 231 Aikens Center in Martinsburg, Berkeley County. In addition, the Bank operates a loan processing office at 184 Summers Street, Charleston, Kanawha County, West Virginia. The Bank has received regulatory approval from the Federal Deposit Insurance Corporation (“FDIC”) and the West Virginia Division of Financial Institutions to construct a replacement location on Copley Drive in Fairmont, Marion County, West Virginia, for its current White Hall location. In addition, the Bank has initiated construction of a new facility in Kanawha County, West Virginia. In addition to MVB Mortgage, the Company has a wholly-owned subsidiary, MVB Insurance, LLC. MVB Insurance was originally formed in 2000 and reinstated in 2005, as a Bank subsidiary. Effective June 1, 2013, MVB Insurance became a direct subsidiary of the Company. MVB Insurance offers select insurance products such as title insurance, individual insurance, commercial insurance, employee benefits insurance, and professional liability insurance. MVB Insurance maintains its headquarters at 301 Virginia Avenue, Fairmont, West Virginia, and operates offices at: 48 Donley Street, Suite 703, Morgantown, West Virginia, 2400 Cranberry Square, Morgantown, West Virginia,; and 355 Wharton Circle, Suite 123, Triadelphia, West Virginia. At December 31, 2013, the Company had total assets of $987.1 million, total loans of $622.3 million, total deposits of $695.8 million and total stockholders’ equity of $94.0 million. The Company’s primary business activities, through its Subsidiaries, are currently community banking, mortgage banking, insurance services, and wealth management. As a community banking entity, the Bank offers its customers a full range of products through various delivery channels. Such products and services include checking accounts, NOW accounts, money market and savings accounts, time certificates of deposit, commercial, installment, commercial real estate and residential real estate mortgage loans, debit cards, and safe deposit rental facilities. Services are provided through our walk-in offices, automated teller machines (“ATMs”), drive-in facilities, and internet and telephone banking. Additionally, the Bank offers non-deposit investment products through an association with a broker-dealer, and also offers correspondent lending services to assist other community banks in offering longer term fixed rate loan products that may be sold into the secondary market. Since the opening date of January 4, 1999, the Bank, has experienced significant growth in assets, loans, and deposits due to overwhelming community and customer support in the Marion County, West Virginia and Harrison County, West Virginia markets, expansion into West Virginia’s eastern panhandle counties and, most recently, into Monongalia County, West Virginia. With the acquisition of PMG, mortgage banking is now a much more significant focus, which has opened up increased market opportunities in the Washington, District of Columbia / Baltimore, Maryland metropolitan region and added enough volume to better diversify the Company’s earnings stream. The Company and the Bank entered into a purchase and assumption agreement, on October 23, 2013, to purchase certain assets and assume specific liabilities, subject to regulatory approvals, of CFG Community Bank (“CFG Bank”), a subsidiary of Capital Funding Bancorp, Inc., headquartered in Lutherville, Maryland. This pending transaction, which is, again, subject to regulatory approvals, would increase the presence of the Company and the Bank in the Washington, District of Columbia / Baltimore, Maryland metropolitan region through the addition of three new branches in: Annapolis, Maryland; Baltimore, Maryland; and Lutherville, Maryland. Further, the transaction would include an additional office, also in Lutherville, Maryland. At December 31, 2013, the Company had 274 full-time equivalent employees. The Company’s principal office is located at 301 Virginia Avenue, Fairmont, West Virginia 26554, and its telephone number is (304) 363-4800. The Company’s Internet web site is www. mvbbanking.com. During 2013, the Company continued to focus on growth in the Harrison, Berkeley, Jefferson and Monongalia County areas, as well as the Kanawha county area, as the primary method for reaching performance goals. The Company continuously reviews key performance indicators to measure our success. Segment Reporting Beginning in 2013, the Company began to operate in a decentralized fashion in three principal business activities: commercial and retail banking services; mortgage banking services; and insurance services. Revenue from commercial and retail banking activities consists primarily of interest earned on loans and investment securities and service charges on deposit accounts. Revenue from the mortgage banking activities is comprised of interest earned on loans and fees received as a result of the mortgage origination process. The Company recognizes income on the sale of mortgages as part of income on loans held for sale. Revenue from insurance services is comprised of fees related to insurance services transactions. MVB Mortgage has an outstanding line of credit for which it pays interest to the Bank. Transactions related to these relationships are eliminated to reach consolidated totals. 002933_MVB_annual_report_FIN.indd 7-8 5/14/14 4:07 PM

7 6 The following table presents segment information for the year end December 31, 2013. (in thousands) Commerci al & Retail Banking Mortgage Banking Insurance Intercompany Eliminations Consolidated Revenues: Interest income $ 25,088 $ 2,103 $ - $ (646) $ 26,545 Income on loans held for sale 2,853 19,042 - - 21,895 Insurance income - - 1,722 - 1,722 Other income 3,843 1,400 - - 5,243 Total operating income 31,784 22,545 1,722 (646) 55,405 Expenses: Interest expense 5,014 1,181 - (646) 5,549 Salaries and employee benefits 12,441 13,017 1,609 - 27,067 Provision for loan losses 2,260 - - - 2,260 Other expense 9,811 5,081 634 - 15,526 Total operating expenses 29,526 19,279 2,243 (646) 50,402 Income (loss) before income taxes 2,258 3,266 (521) - 5,003 Income tax expense (benefit) 5 1,240 (262) - 983 Net income (loss) 2,253 2,026 (259) - 4,020 Preferred stock dividends 85 - - - 85 Net income (loss) available to common shareholders $ 2,168 $ 2,026 $ (259) $ - $ 3,935 Total assets $ 1,021,097 $ 92,290 $ 3,012 $ (129,339) $ 987,060 Capital expenditures 5,613 489 399 - 6,501 Goodwill 897 16,882 - - 17,779 Market Area The Company’s primary market areas are the Marion, Harrison, Jefferson, Berkeley, Monongalia, and Kanawha counties of West Virginia, as well as the northern Virginia area for the mortgage and commercial lending business. Its extended market is in the adjacent counties. United States Census Bureau data indicates that the Fairmont and Marion County, West Virginia populations have had somewhat different trends from 1980 to 2010. The population of Fairmont has fluctuated from 23,863 in 1980; 20,210 in 1990; 19,097 in 2000 and 18,704 in 2010, or a net decline of 5,159 or 21.6%. Marion County increased its population from 1980 to 1990, 55,789 to 57,249, decreased to 56,598 in 2000 and decreased to 56,418 in 2010. These changes resulted in a net increase of 1.1%. The Marion County population includes that of Fairmont. The result is that over the last 30 years, there has not been any significant change in population. Harrison County’s population decreased from 69,371 in 1990 to 68,652 in 2000, increased to 69,099 in 2010 while Bridgeport’s population has increased from 7,306 in 2000 to 7,896 in 2010, indicating that while population change in Harrison County has been relatively flat, the Bridgeport area is growing. The population in Jefferson County has been on the rise in recent years, increasing from 42,190 in 2000 to 53,498 in 2010. During this period, Charles Town has seen an increase in population of 80.9% to 5,259 in 2010. Berkeley County’s population has grown from 75,905 in 2000 to 104,169 in 2010, making it the second-most populous county in West Virginia. Martinsburg’s population has increased 15.1% since 2000 to 17,227 in 2010. Monongalia County’s population has increased from 81,866 in 2000 to 96,189 in 2010, an increase of 17.5%. Morgantown’s population in 2010 was 29,660, an increase of 2,851 or 10.6% since 2000. Based upon this data, the company’s offices are in some of the most desirable locations in the state of West Virginia. Unemployment in Marion County has improved compared to that of the State of West Virginia from November 1995 through December 2013. As of December 2013, the overall state rate was 5.9% compared to 4.6% for Marion County. During this same period of time, the Marion County Unemployment Rate has decreased from 8.9% to 6.5%, while the West Virginia rate decreased from 7.5% to 5.9%. At December 31, 2013, Harrison, Jefferson, Berkeley and Monongalia counties showed unemployment rates of 4.6%, 3.6%, 4.4% and 3.4%, respectively. Marion, Harrison, Jefferson, Berkeley and Monongalia County’s rates are all better than the state average. The future direction of unemployment will probably be driven by what occurs economically on a national level. The Company originates various types of loans, including commercial and commercial real estate loans, residential real estate loans, home equity lines of credit, real estate construction loans, and consumer loans (loans to individuals). In general, the Company retains most of its originated loans (exclusive of certain long-term, fixed rate residential mortgages that are sold.) However, loans originated in excess of the Bank’s legal lending limit are participated to other banking institutions and the servicing of those loans is retained by the bank. The Company has no loans to foreign entities. The Company’s lending market area is primarily concentrated in the Marion, Harrison, Berkeley, Jefferson and Monongalia Counties of West Virginia, as well as the northern Virginia area for mortgage lending. Commercial Loans At December 31, 2013, the Bank had outstanding approximately $457.4 million in commercial loans, including commercial, commercial real estate, financial and agricultural loans. These loans represented approximately 73.5% of the total aggregate loan portfolio as of that date. Lending Practices. Commercial lending entails significant additional risks as compared with consumer lending (i.e., single-family residential mortgage lending, and installment lending). In addition, the payment experience on commercial loans typically depends on adequate cash flow of a business and thus may be subject, to a greater extent, to adverse conditions in the general economy or in a specific industry. Loan terms include amortization schedules commensurate with the purpose of each loan, the source of repayment and the risk involved. The primary analysis technique used in determining whether to grant a commercial loan is the review of a schedule of estimated cash flows to evaluate whether anticipated future cash flows will be adequate to service both interest and principal due. In addition, The Bank reviews collateral to determine its value in relation to the loan in the event of a foreclosure. The Bank evaluates all new commercial loans, and on an annual basis mortgage loans in excess of $300,000, as well as customers that have total outstanding loans that aggregate more than $750,000. If deterioration in credit worthiness has occurred, The Bank takes effective and prompt action designed to assure repayment of the loan. Upon detection of the reduced ability of a borrower to meet original cash flow obligations, the loan is considered a classified loan and reviewed for possible downgrading or placement on non-accrual status. Consumer Loans At December 31, 2013, the Bank had outstanding consumer loans in an aggregate amount of approximately $18.9 million or approximately 3.0% of the aggregate total loan portfolio. Lending Practices. Consumer loans generally involve more risk as to collectability than mortgage loans because of the type and nature of the collateral and, in certain instances, the absence of collateral. As a result, consumer lending collections are dependent upon the borrower’s continued financial stability, and thus are more likely to be adversely affected by employment loss, personal bankruptcy, or adverse economic conditions. Credit approval for consumer loans requires demonstration of sufficiency of income to repay principal and interest due, stability of employment, a positive credit record and sufficient collateral for secured loans. It is the policy of the Bank to review its consumer loan portfolio monthly and to charge off loans that do not meet its standards and to adhere strictly to all laws and regulations governing consumer lending. 002933_MVB_annual_report_FIN.indd 9-10 5/14/14 4:07 PM

9 8 Real Estate Loans At December 31, 2013, the Bank had approximately $146.0 million of residential real estate loans, home equity lines of credit, and construction mortgages outstanding, representing 23.5% of total loans outstanding. Lending Practices. The Bank generally requires that the residential real estate loan amount be no more than 80% of the purchase price or the appraised value of the real estate securing the loan, unless the borrower obtains private mortgage insurance for the percentage exceeding 80%. Occasionally, the Bank may lend up to 100% of the appraised value of the real estate. Loans made in this lending category are generally one to ten year adjustable rate, fully amortizing to maturity mortgages. MVB Bank also originates fixed rate real estate loans and generally sells these loans in the secondary market. Most real estate loans are secured by first mortgages with evidence of title in favor of The Bank in the form of an attorney’s opinion of the title or a title insurance policy. MVB Bank also requires proof of hazard insurance with the Bank named as the mortgagee and as the loss payee. Full appraisals are obtained from licensed appraisers for the majority of loans secured by real estate. Home Equity Loans. Home equity lines of credit are generally made as second mortgages by MVB Bank. The maximum amount of a home equity line of credit is generally limited to 80% of the appraised value of the property less the balance of the first mortgage. The Bank will lend up to 100% of the appraised value of the property at higher interest rates which are considered compatible with the additional risk assumed in these types of loans. The home equity lines of credit are written with 10 year terms, but are subject to review upon request for renewal. Construction Loans. Construction financing is generally considered to involve a higher degree of risk of loss than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property’s value at completion of construction and the estimated cost (including interest) of construction. If the estimate of construction cost proves to be inaccurate, MVB may advance funds beyond the amount originally committed to permit completion of the project. Competition The Company experiences significant competition in attracting depositors and borrowers. Competition in lending activities comes principally from other commercial banks, savings associations, insurance companies, governmental agencies, credit unions, brokerage firms and pension funds. The primary factors in competing for loans are interest rate and overall lending services. Competition for deposits comes from other commercial banks, savings associations, money market funds and credit unions as well as from insurance companies and brokerage firms. The primary factors in competing for deposits are interest rates paid on deposits, account liquidity, convenience of office location and overall financial condition. The Company believes that its community approach provides flexibility, which enables the bank to offer an array of banking products and services. The Company primarily focuses on the Marion, Harrison, Jefferson, Berkeley and Monongalia County markets in West Virginia and the northern Virginia area for its products and services. Management believes it has developed a niche and a level of expertise in serving this area. The Company operates under a “needs-based” selling approach that management believes has proven successful in serving the financial needs of most clients. It is not the Company’s strategy to compete solely on the basis of interest rates. Management believes that a focus on client relationships and service will promote our customers’ continued use of our financial products and services and will lead to enhanced revenue opportunities. Supervision and Regulation – The following is a summary of certain statutes and regulations affecting the Company and its subsidiaries and is qualified in its entirety by reference to such statutes and regulations: Financial Holding Company Regulation – MVB Financial Corp. is a financial holding company under the Bank Holding Company Act of 1956, as amended, or BHCA, and is subject to the reporting requirements of, and examination and regulation by, the Federal Reserve Board. In general, the BHCA limits the business of bank holding companies to banking, managing or controlling banks and other activities that the Federal Reserve Board has determined to be so closely related to banking as to be a proper incident thereto. Under the BHCA, bank holding companies that qualify and elect to be financial holding companies, such as MVB Financial Corp., may engage in any activity, or acquire and retain the shares of a company engaged in any activity, that is either(i)financial in nature or incidental to such financial activity (as determined by the Federal Reserve Board in consultation with the Office of the Comptroller of the Currency) or (ii) complementary to a financial activity and does not pose a substantial risk to the safety and soundness of depository institutions or the financial system generally (as solely determined by the Federal Reserve Board). MVB Financial Corp.’s subsidiary bank, MVB Bank, Inc., is subject to restrictions imposed by the Federal Reserve Act on transactions with affiliates. The Company and its subsidiaries are prohibited from engaging in certain tying arrangements in connection with extensions of credit and/or the provision of other property or services to a customer by MVB Financial Corp. or its subsidiaries. On July 30, 2002, the Senate and the House of Representatives of the United States (Congress) enacted the Sarbanes-Oxley Act of 2002, a law that addresses, among other issues, corporate governance, auditing and accounting, executive compensation, and enhanced and timely disclosure of corporate information. The New York Stock Exchange proposed corporate governance rules that were enacted by the Securities and Exchange Commission. The changes are intended to allow stockholders to more easily and efficiently monitor the performance of companies and directors and should not significantly impact the Company. Effective August 29, 2002, as directed by Section 302(a) of Sarbanes-Oxley, MVB Financial Corp.’s chief executive officer and chief financial officer are each required to certify that the company’s Quarterly and Annual Reports do not contain any untrue statement of a material fact. The rules have several requirements, including having these officers certify that: they are responsible for establishing, maintaining and regularly evaluating the effectiveness of MVB Financial Corp.’s internal controls; they have made certain disclosures to the Company’s auditors and the audit committee of the Board of Directors about the company’s internal controls; and they have included information in MVB Financial Corp.’s Quarterly and Annual Reports about their evaluation and whether there have been significant changes in the Company’s internal controls or in other factors that could significantly affect internal controls subsequent to the evaluation. The Gramm-Leach-Bliley Act (also known as the Financial Services Modernization Act of 1999) permits bank holding companies to become financial holding companies. This allows them to affiliate with securities firms and insurance companies and to engage in other activities that are financial in nature. A bank holding company may become a financial holding company if each of its subsidiary banks is well capitalized, is well managed and has at least a satisfactory rating under the Community Reinvestment Act. No regulatory approval will be required for a financial holding company to acquire a company, other than a bank or savings association, engaged in activities that are financial in nature or incidental to activities that are financial in nature, as determined by the Federal Reserve Board. The Financial Services Modernization Act defines “financial in nature” to include: securities underwriting, dealing and market making; sponsoring mutual funds and investment companies; insurance underwriting and agency; merchant banking activities; and activities that the Federal Reserve Board has determined to be closely related to banking. A bank also may engage, subject to limitations on investment, in activities that are financial in nature, other than insurance underwriting, insurance company portfolio investment, real estate development and real estate investment, through a financial subsidiary of the bank, if the bank is well capitalized, well managed and has at least a satisfactory Community Reinvestment Act rating. Banking Subsidiary Regulation. MVB Bank, Inc. was chartered as a state bank and is regulated by the West Virginia Division of Financial Institutions and the Federal Deposit Insurance Corporation. The Bank provides FDIC insurance on its deposits and is a member of the Federal Home Loan Bank of Pittsburgh (“FHLB”). International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (USA Patriot Act) The International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001 (the “Patriot Act”) was adopted in response to the September 11, 2001 terrorist attacks. The Patriot Act provides law enforcement with greater powers to investigate terrorism and prevent future terrorist acts. Among the broad-reaching provisions contained in the Patriot Act are several designed to deter terrorists’ ability to launder money in the United States and provide law enforcement with additional powers to investigate how terrorists and terrorist organizations are financed. The Patriot Act creates additional requirements for banks, which were already subject to similar regulations. The Patriot Act authorizes the Secretary of the Treasury to require financial institutions to take certain “special measures” when the Secretary suspects that certain transactions or accounts are related to money laundering. These special measures may be ordered when the Secretary suspects that a jurisdiction outside of the United States, a financial 002933_MVB_annual_report_FIN.indd 11-12 5/14/14 4:07 PM

11 10 institution operating outside of the United States, a class of transactions involving a jurisdiction outside of the United States or certain types of accounts are of “primary money laundering concern.” The special measures include the following: (a) require financial institutions to keep records and report on the transactions or accounts at issue; (b) require financial institutions to obtain and retain information related to the beneficial ownership of any account opened or maintained by foreign persons; (c)require financial institutions to identify each customer who is permitted to use a payable-through or correspondent account and obtain certain information from each customer permitted to use the account; and (d) prohibit or impose conditions on the opening or maintaining of correspondent or payable-through accounts. Federal Deposit Insurance Corporation The FDIC insures the deposits of the Bank which is subject to the applicable provisions of the Federal Deposit Insurance Act. The FDIC may terminate a bank’s deposit insurance upon finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order or condition enacted or imposed by the bank’s regulatory agency. Federal Home Loan Bank Federal Home Loan Bank The FHLB provides credit to its members in the form of advances. As a member of the FHLB of Pittsburgh, the Bank must maintain an investment in the capital stock of that FHLB in an amount equal to 0.35% of the calculated Member Asset Value (MAV) plus 4.60% of outstanding advances. The MAV is determined by taking line item values for various investment and loan classes and applying an FHLB haircut to each item. Capital Requirements Federal Reserve Board. The Federal Reserve Board has adopted risk-based capital guidelines for bank holding companies. The riskbased capital guidelines include both a definition of capital and a framework for calculating risk-weighted assets by assigning assets and off-balance sheet items to broad risk categories. For further discussion regarding the Bank’s risk-based capital requirements, see Note 14 of the Notes to the Consolidated Financial Statements included in Item 8 of this Form 10-K. West Virginia Division of Financial Institutions. State banks, such as MVB Bank, Inc. are subject to similar capital requirements adopted by the West Virginia Division of Financial Institutions. Limits on Dividends The Company’s ability to obtain funds for the payment of dividends and for other cash requirements largely depends on the amount of dividends the Company declares. However, the Federal Reserve Board expects MVB Financial Corp. to serve as a source of strength to the Bank. The Federal Reserve Board may require the Company to retain capital for further investment in the Bank, rather than pay dividends to its shareholders. MVB Bank, Inc. may not pay dividends to MVB if, after paying those dividends, the Bank would fail to meet the required minimum levels under the risk-based capital guidelines and the minimum leverage ratio requirements. The Bank must have the approval from the West Virginia Division of Financial Institutions if a dividend in any year would cause the total dividends for that year to exceed the sum of the current year’s net earnings as defined and the retained earnings for the preceding two years as defined, less required transfers to surplus. These provisions could limit the Company’s ability to pay dividends on its outstanding common shares. Federal and State Consumer Laws MVB Bank, Inc. is subject to regulatory oversight under various consumer protection and fair lending laws. These laws govern, among other things, truth-in-lending disclosure, equal credit opportunity, fair credit reporting and community reinvestment. Failure to abide by federal laws and regulations governing community reinvestment could limit the ability of a bank to open a new branch or engage in a merger transaction. Community reinvestment regulations evaluate how well and to what extent a bank lends and invests in its designated service area, with particular emphasis on low-to-moderate income communities and borrowers in such areas. Monetary Policy and Economic Conditions The business of financial institutions is affected not only by general economic conditions, but also by the policies of various governmental regulatory agencies, including the Federal Reserve Board. The Federal Reserve Board regulates money and credit conditions and interest rates to influence general economic conditions primarily through open market operations in U.S. government securities, changes in the discount rate on bank borrowings and changes in the reserve requirements against depository institutions’ deposits. These policies and regulations significantly affect the overall growth and distribution of loans, investments and deposits, and the interest rates charged on loans, as well as the interest rates paid on deposit accounts. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of financial institutions in the past and are expected to continue to have significant effects in the future. In view of the changing conditions in the economy and the money markets and the activities of monetary and fiscal authorities, the Company cannot predict future changes in interest rates, credit availability or deposit levels. Effect of Environmental Regulation The Company’s primary exposure to environmental risk is through its lending activities. In cases when management believes environmental risk potentially exists, the Company mitigates its environmental risk exposures by requiring environmental site assessments at the time of loan origination to confirm collateral quality as to commercial real estate parcels posing higher than normal potential for environmental impact, as determined by reference to present and past uses of the subject property and adjacent sites. Environmental assessments are typically required prior to any foreclosure activity involving non-residential real estate collateral. With regard to residential real estate lending, management reviews those loans with inherent environmental risk on an individual basis and makes decisions based on the dollar amount of the loan and the materiality of the specific credit. The Company anticipates no material effect on anticipated capital expenditures, earnings or competitive position as a result of compliance with federal, state or local environmental protection laws or regulations. ITEM 1A.RISK FACTORS No response required. ITEM 1B.UNRESOLVED STAFF COMMENTS No response required. 002933_MVB_annual_report_FIN.indd 13-14 5/14/14 4:07 PM

13 12 ITEM 2.PROPERTIES The Company owns its main office located at 301 Virginia Avenue in Fairmont, along with its offices at 1000 Johnson Avenue in Bridgeport, 88 Somerset Boulevard in Charles Town, 651 Foxcroft Avenue in Martinsburg and 10 Sterling Drive in Morgantown. In addition, the Bank has initiated construction of a new facility in Kanawha County, West Virginia. The Company leases its office at 2500 Fairmont Avenue inside the Shop N Save supermarket in White Hall, in addition to the land at the Bridgeport branch location, the 2400 Cranberry Square office in Morgantown, the 406 West Main Street office in Clarksburg, the operations center space in Bridgeport, the 48 Donley Street office space in Morgantown, the 231 Aikens Center office in Martinsburg, the 300 Wharton Circle office space in Triadelphia and the 184 Summers Street office space in Charleston. Office space is also leased at the following Virginia locations: 6824 Elm Street in McLean, 20130 Lakeview Center Plaza in Ashburn, 11325 Random Hills Road in Fairfax, 4035 Ridgetop Road in Fairfax and 12120 Sunset Hills Road in Reston. Additional information concerning the property and equipment owned or leased by the Company and its subsidiaries is incorporated herein by reference from “Note 4, Bank Premises and Equipment” and “Note 16, Leases” of the Notes to the Financial Statements included in Item 8 of this Form 10-K. ITEM 3.LEGAL PROCEEDINGS From time to time in the ordinary course of business, the Company and its subsidiaries are subject to claims, asserted or unasserted, or named as a party to lawsuits or investigations. Litigation, in general, and intellectual property and securities litigation in particular, can be expensive and disruptive to normal business operations. Moreover, the results of legal proceedings cannot be predicted with any certainty and in the case of more complex legal proceedings, the results are difficult to predict at all. The Company is not aware of any asserted or unasserted legal proceedings or claims that the Company believes would have a material adverse effect on the Company’s financial condition or results of the Company’s operations. ITEM 4.MINE SAFETY DISCLOSURES No response required. PART II ITEM 5.MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUERS PURCHASES OF EQUITY SECURITIES MVB Financial Corp.’s common shares are not traded on any national exchange. The table presented below sets forth the estimated market value for the indicated periods based upon sales known to management with respect to the Company’s common shares. The information set forth in the table is based on knowledge of certain arms-length transactions in the stock. In addition, dividends are subject to the restrictions described in Note 15 to the financial statements. Quarterly Market and Dividend Information: 2013 2012 Estimated Market Value Per Share Dividend Estimated Market Value Per Share Dividend Fourth Quarter $ 16.60 $ 0.04 $ 12.00 $ 0.035 Third Quarter 19.25 0.00 12.00 0.00 Second Quarter 14.13 0.035 11.25 0.035 First Quarter 12.25 0.00 11.00 0.00 MVB Financial Corp. had 1,205 stockholders of record at December 31, 2013. The Company began paying an annual dividend of $.05 per share beginning in December 2008 through December 2011. Beginning in 2012 the Company began paying a semi-annual dividend of $.04 per share in June and December. In 2013 MVB Financial Corp. paid a semi-annual dividend of $.04 per share in June and $.04 per share in December. No dividends were paid prior to 2008. Equity Compensation Plan Information Plan Category Number of securities to be issued upon exercise of outstanding options (a) Weighted-average exercise price of outstanding options (b) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) Equity compensation plans approved by security holders 379,270 $ 8.40 987,780 Equity compensation plans not approved by security holders n/a n/a n/a Total 379,270 $ 8.40 987,780 During 2013 44,352 stock options under the Company’s equity compensation plan were exercised. 002933_MVB_annual_report_FIN.indd 15-16 5/14/14 4:07 PM

15 14 ITEM 6.SELECTED FINANCIAL DATA No response required. ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS Forward-looking Statements: The following discussion contains statements that refer to future expectations, contain projections of the results of operations or of financial condition, or state other information that is “forward-looking.” “Forward-looking” statements are easily identified by the use of words such as “could,” “anticipate,” “estimate,” “believe,” and similar words that refer to a future outlook. There is always a degree of uncertainty associated with “forward-looking” statements. The Company’s management believes that the expectations reflected in such statements are based upon reasonable assumptions and on the facts and circumstances existing at the time of these disclosures. Actual results could differ significantly from those anticipated. Many factors could cause the Company’s actual results to differ materially from the results contemplated by the forward-looking statements. Some factors, which could negatively affect the results, include: • General economic conditions, either nationally or within the Company’s market, could be less favorable than expected; • Changes in market interest rates could affect interest margins and profitability; • Competitive pressures could be greater than anticipated; • Legal or accounting changes could affect results; and • Adverse changes could occur in the securities and investments markets. In Management’s Discussion and Analysis we review and explain the general financial condition and the results of operations for MVB Financial Corp. and its subsidiaries. We have designed this discussion to assist you in understanding the significant changes in the Company’s financial condition and results of operations. We have used accounting principles generally accepted in the United States to prepare the accompanying consolidated financial statements. We engaged S.R. Snodgrass, P.C. to audit the consolidated financial statements and their independent audit report is included herein. Introduction The following discussion and analysis of the Consolidated Financial Statements is presented to provide insight into management’s assessment of the financial results and operations of the Company. You should read this discussion and analysis in conjunction with the audited Consolidated Financial Statements and footnotes and the ratios and statistics contained elsewhere in this Form 10-K. Application of Critical Accounting Policies The Company’s consolidated financial statements are prepared in accordance with U. S. generally accepted accounting principles and follow general practices within the banking industry. Application of these principles requires management to make estimates, assumptions, and judgments that affect the amounts reported in the financial statements; accordingly, as this information changes, the financial statements could reflect different estimates, assumptions, and judgments. Certain policies inherently have a greater reliance on the use of estimates, assumptions and judgments and as such have a greater possibility of producing results that could be materially different than originally reported. Estimates, assumptions, and judgments are necessary when assets and liabilities are required to be recorded at fair value, when a decline in the value of an asset not carried on the financial statements at fair value warrants an impairment write-down or valuation reserve to be established, or when an asset or liability needs to be recorded contingent upon a future event. Carrying assets and liabilities at fair value inherently results in more financial statement volatility. The fair values and the information used to record valuation adjustments for certain assets and liabilities are based either on quoted market prices or are provided by other third-party sources, when available. When third-party information is not available, valuation adjustments are estimated in good faith by management primarily through the use of internal forecasting techniques. The most significant accounting policies followed by the Company are presented in Note 1 to the consolidated financial statements. These policies, along with the disclosures presented in the other financial statement notes and in management’s discussion and analysis of operations, provide information on how significant assets and liabilities are valued in the financial statements and how those values are determined. Based on the valuation techniques used and the sensitivity of financial statement amounts to the methods, assumptions, and estimates underlying those amounts, management has identified the determination of the allowance for loan losses to be the accounting area that requires the most subjective or complex judgments, and as such could be most subject to revision as new information becomes available. Allowance for Loan Losses The allowance for loan losses represents management’s estimate of probable credit losses inherent in the loan portfolio. Determining the amount of the allowance for loan losses is considered a critical accounting estimate because it requires significant judgment and the use of estimates related to the amount and timing of losses inherent in classifications of homogeneous loans based on historical loss experience of peer banks, and consideration of current economic trends and conditions, all of which may be susceptible to significant change. Non-homogeneous loans are specifically evaluated due to the increased risks inherent in those loans. The loan portfolio also represents the largest asset type in the consolidated balance sheet. Note 1 to the consolidated financial statements describes the methodology used to determine the allowance for loan losses and a discussion of the factors driving changes in the amount of the allowance for loan losses is included in the Allowance for Loan Losses section of this financial review. Investment Securities Investment securities at the time of purchase are classified as one of the following: Held-to-Maturity Securities Includes securities that the Company has the positive intent and ability to hold to maturity. These securities are reported at amortized cost. The Company had $56.7 million and $35.4 million as of December 31, 2013 and 2012. Available-for-Sale Securities Includes debt and equity securities not classified as held-to-maturity that will be held for indefinite periods of time. These securities may be sold in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and yield of alternative investments. Such securities are reported at fair value, with unrealized holding gains and losses excluded from earnings and reported as a separate component of stockholders’ equity, net of estimated income tax effect. The amortized cost of investment in debt securities is adjusted for amortization of premiums and accretion of discounts, computed by a method that results in a level yield. Gains and losses on the sale of investment securities are computed on the basis of specific identification of the adjusted cost of each security. Securities are periodically reviewed for other-than-temporary impairment. For debt securities, management considers whether the present value of future cash flows expected to be collected are less than the security’s amortized cost basis (the difference defined as the credit loss), the magnitude and duration of the decline, the reasons underlying the decline and the Company’s intent to sell the security or whether it is more likely than not that the Company would be required to sell the security before its anticipated recovery in market value, to determine whether the loss in value is other than temporary. Once a decline in value is determined to be other than temporary, if the Company does not intend to sell the security, and it is more-likely-than-not that it will not be required to sell the security, before recovery of the security’s amortized cost basis, the charge to earnings is limited to the amount of credit loss. Any remaining difference between fair value and amortized cost (the difference defined as the non-credit portion) is recognized in other comprehensive income, net of applicable taxes. For equity securities where the fair value has been significantly below cost for one year, the Company’s policy is to recognize an impairment loss unless sufficient evidence is available that the decline is not other than temporary and a recovery period can be predicted. A decline in value that is considered to be other-than-temporary is recorded as a loss within non-interest income in the consolidated statement of income. 002933_MVB_annual_report_FIN.indd 17-18 5/14/14 4:07 PM

17 16 Common stock of the Federal Home Loan Bank represents ownership in an institution which is wholly owned by other financial institutions. These equity securities are accounted for at cost and are classified as other assets. See Note 2 to the consolidated financial statements for the Company’s policy regarding the other than temporary impairment of investment securities. Goodwill and Other Intangible Assets As discussed in Note 1 of the consolidated financial statements, the Company must assess goodwill and other intangible assets each year for impairment. This assessment involves estimating the fair value of the Company’s reporting units. If the fair value of the reporting unit is less than its carrying value including goodwill, we would be required to take a charge against earnings to write down the assets to the lower value. Deferred Tax Assets We use an estimate of future earnings to support our position that the benefit of our deferred tax assets will be realized. If future income should prove non-existent or less than the amount of the deferred tax assets within the tax years to which they may be applied, the asset may not be realized and our net income will be reduced. Management also evaluates deferred tax assets to determine if it is more likely than not that the deferred tax benefit will be utilized in future periods. If not, a valuation allowance is recorded. Our deferred tax assets are described further in Note 8 of the consolidated financial statements. Recent Accounting Pronouncements and Developments In February 2013, the FASB issued ASU 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date. The ASU requires the measurement of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement with its co-obligors as well as any additional amount that the entity expects to pay on behalf of its co-obligors. The new standard is effective retrospectively for fiscal years and interim periods within those years, beginning after December 15, 2013, and early adoption is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements. In April 2013, the FASB issued ASU 2013-07, Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting. The amendments in this Update are being issued to clarify when an entity should apply the liquidation basis of accounting. In addition, the guidance provides principles for the recognition and measurement of assets and liabilities and requirements for financial statements prepared using the liquidation basis of accounting. The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs from the plan for liquidation that was specified at the entity’s inception. The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted. Entities that use the liquidation basis of accounting as of the effective date in accordance with other Topics (for example, terminating employee benefit plans) are not required to apply the amendments. Instead, those entities should continue to apply the guidance in those other Topics until they have completed liquidation. This ASU is not expected to have a significant impact on the Company’s financial statements. In June 2013, the FASB issued ASU 2013-08, Financial Services – Investment Companies (Topic 946): Amendments to the Scope, Measurement, and Disclosure Requirements. The amendments in this Update affect the scope, measurement, and disclosure requirements for investment companies under U.S. GAAP. The amendments do all of the following: 1. Change the approach to the investment company assessment in Topic 946, clarify the characteristics of an investment company, and provide comprehensive guidance for assessing whether an entity is an investment Company. 2. Require an investment company to measure noncontrolling ownership interests in other investment companies at fair value rather than using the equity method of accounting. 3. Require the following additional disclosures: (a) the fact that the entity is an investment company and is applying the guidance in Topic 946, (b) information about changes, if any, in an entity’s status as an investment company, and (c) information about financial support provided or contractually required to be provided by an investment company to any of its investees. The amendments in this Update are effective for an entity’s interim and annual reporting periods in fiscal years that begin after December 15, 2013. Earlier application is prohibited. This ASU is not expected to have a significant impact on the Company’s financial statements. In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This Update applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements. In January 2014, FASB issued ASU 2014-01, Investments – Equity Method and Join Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects. The amendments in this Update permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments in this Update should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. The amendments in this Update are effective for public business entities for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements. In January 2014, the FASB issued ASU 2014-04, Receivables – Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The amendments in this Update clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this Update are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. An entity can elect to adopt the amendments in this Update using either a modified retrospective transition method or a prospective transition method. This ASU is not expected to have a significant impact on the Company’s financial statements. 002933_MVB_annual_report_FIN.indd 19-20 5/14/14 4:07 PM

19 18 Summary Financial Results The Company earned $4.0 million in 2013 compared to $4.2 million in 2012, a decrease of $0.2 million. The earnings equated to a 2013 return on average assets of .51% and a return on average equity of 5.11%, compared to prior year results of .71% and 8.33%, respectively. Basic earnings per share were $1.18 in 2013 compared to $1.84 in 2012. Diluted earnings per share were $1.15 in 2013 compared to $1.79 in 2012. Net interest income increased $3.7 million, noninterest income increased $21.1 million and noninterest expenses increased by $26.2 million. The increase in net interest income was driven mainly by the continued growth of the Company balance sheet, with $77.2 million in average loan growth and despite an increase in average interest bearing liabilities of $166.2 million and an increase in interest expense of $619,000. There was also a decrease in cost of funds of 25 basis points. The increase in noninterest income was mainly the result of an increase in income on loans held for sale of $18.0 million as a result of additional volume that the Company was able to produce through the acquisition of PMG. Other factors that resulted in the increase to noninterest income include insurance income of $1.7 million, due to new products being offered, and gain on sale of subsidiary of $626 which was the result of PMG selling 25% of its 50% interest in Lender Service Provider, LLC. The increase in other operating expenses was principally the result of increased salaries expense of $17.8 million, with the addition of the Sabraton and Edwin Miller Bank offices as well as additions in the areas of information technology staff, legal and marketing staff, operations center staff, human resources and accounting additions and the additional staff related to the acquisition of PMG and additional staff related to MVB Insurance, LLC, as well as increases for existing staff. Occupancy, Equipment and depreciation costs increased $1.5 million, the result of the additions of Sabraton and Edwin Miller Bank offices, full year of the Clarksburg Bank office, the acquisition of PMG, and additional leased office space in both the Cheat Lake Bank office, the Bank Operations Center and MVB Insurance, LLC. Data processing costs increased $568,000: the mortgage company added $146,000 in data processing expense, the insurance company added $26,000 and the bank’s expense increased by $396,000. The increase at the bank level was driven by the addition of two additional offices, a 13.5% growth in number of accounts, and the usage of additional products, services and providers to better serve the client base. Mortgage processing increased by $2.4 million, the direct result of the acquisition of PMG who uses a related entity to perform processing services related to mortgage loans. Advertising increased by $797,000, the result of aggressive marketing of the Bank’s core deposit products. Legal and accounting fees increased by $877,000. This increase was largely due to the setup of MVB Insurance, the acquisition of PMG and general course of business items at the bank and holding company level. Other operating expense increased by $1.9 million. This increase was driven mainly by the acquisition PMG as well as increases in travel and entertainment, directors’ fees, postage and courier, telephone, licenses and permits, publications, collections, training expense, telephone and miscellaneous expense. The Bank’s yield on earning assets in 2013 was 3.73% compared to 4.05% in 2012. This decrease in yield is attributable to a 38 basis point decline in the yield on loans. Despite extensive competition, total loans increased to $622.3 million at December 31, 2013, from $446.4 million at December 31, 2012. The Bank’s ability to originate quality loans is supported by a minimal delinquency rate. Deposits increased $209.3 million to $695.8 million at December 31, 2013, from $486.5 million at December 31, 2012, due to the following: $14.2 million in growth from broker buster checking, $83.4 million in time deposits, $24.8 million in commercial checking, $22.1 in savings and NOW accounts, and $54.9 million in public funds. The Bank offers an uncomplicated product design accompanied by a simple fee structure that is attractive to customers. The overall cost of funds for the bank was 0.85% in 2013 compared to 1.01% in 2012. This cost of funds, combined with the earning asset yield, resulted in a net interest margin of 2.94% in 2013 compared to 3.12% in 2012. The Bank maintained a high-quality, short-term investment portfolio during 2013 to provide liquidity in the balance sheet, to fund loan growth, for repurchase agreements and to provide security for state and municipal deposits. As a result of being able to utilize more municipal securities for pledging purposes, the bank was able to increase the municipal investment portfolio by $21.3 million in 2013, which increased the portfolio yield and helped reduce the Company’s tax liability. Interest Income and Expense Net interest income is the amount by which interest income on earning assets exceeds interest expense incurred on interest-bearing liabilities. Interest-earning assets include loans, investment securities and certificates of deposit in other banks. Interest-bearing liabilities include interest-bearing deposits and borrowed funds such as sweep accounts and repurchase agreements. Net interest income remains the primary source of revenue for the Bank. Net interest income is also impacted by changes in market interest rates, as well as the mix of interest-earning assets and interest-bearing liabilities. Net interest income is also impacted favorably by increases in non-interest bearing demand deposits and equity. Net interest margin is calculated by dividing net interest income by average interest-earning assets and serves as a measurement of the net revenue stream generated by the Bank’s balance sheet. As noted above, the net interest margin was 2.94% in 2013 compared to 3.12% in 2012. The net interest margin continues to face considerable pressure due to competitive pricing of loans and deposits in the Bank’s markets. During 2013, the Federal Reserve did not change rates and in fact committed to keep rates low through mid- 2015. Management’s estimate of the impact of future changes in market interest rates is shown in the section captioned “Interest Rate Risk.” Management continues to analyze methods to deploy MVB’s assets into an earning asset mix which will result in a stronger net interest margin. Loan growth continues to be strong and management anticipates that loan activity will remain strong in the near term future. During 2013, net interest income increased by $3.7 million or 21.2% to $21.0 million from $17.3 million in 2012. This increase is largely due to the growth in average earning assets, primarily $131.3 million in loans and loans held for sale. Average total earning assets were $715.0 million in 2013 compared to $549.3 million in 2012. Average total loans and loans held for sale grew to $555.3 million in 2013 from $424.0 million in 2012. Primarily as a result of this growth, total interest income increased by $4.3 million, or 19.3%, to $26.5 million in 2013 from $22.3 million in 2012. Average investment securities increased $23.6 million, mainly the result of a $22.9 million average increase in municipal investments. The increased yield on the municipal securities helped to hold the total investment portfolio yield flat, despite the downward trend in rates from 3 to 5 years. Average interest-bearing liabilities, mainly deposits, likewise increased in 2013 by $166.2 million. Average interest-bearing deposits grew to $507.7 million in 2013 from $402.3 million in 2012. Total interest expense increased by only $619,000 despite the $166.2 million in average interest bearing liabilities growth. This was the result of a 16 basis point decrease in interest cost from 2012 to 2013. The Company’s earnings assets increased $165.7 million and net interest income increased by $4.3 million. The net interest margin continues to be pressured by increased competition for high quality loan growth and the deposit volume required to fund the growth. The Bank’s yield on earning assets changed during 2013 as follows: The loan portfolio yield decreased by 43 basis points while funding costs decreased by 16 basis points. The cost of interest-bearing liabilities decreased to 0.85% in 2013 from 1.01% in 2012. This decrease is primarily the result of reduced cost of funds as follows: Certificates of deposit costs decreased 24 basis points, IRA costs decreased 77 basis points and NOW accounts costs decreased 14 basis points. 2012 compared to 2011 During 2012, net interest income increased by $3.2 million or 22.8% to $17.3 million from $14.1 million in 2011. This increase is largely due to the growth in average earning assets, primarily $92.8 million in loans. Average total earning assets were $554.5 million in 2012 compared to $444.6 million in 2011. Average total loans grew to $427.5 million in 2012 from $334.7 million in 2011. Primarily as a result of this growth, total interest income increased by $3.2 million, or 17.1%, to $22.3 million in 2012 from $19.0 million in 2011. Average interest-bearing liabilities, mainly deposits, likewise increased in 2012 by $98.0 million. Average interest-bearing deposits grew to $402.3 million in 2012 from $314.7 million in 2011. Total interest expense increased by only $30,000 despite the $98.0 million in average interest bearing liabilities growth. This was the result of a 24 basis point decrease in interest cost from 2011 to 2012. MVB’s yield on earning assets changed during 2012 as follows: The loan portfolio yield decreased by 44 basis points while funding yields decreased by 24 basis points. The cost of interest-bearing liabilities decreased to 1.01% in 2012 from 1.25% in 2011. This decrease is primarily the result of reduced cost of funds as follows: Certificates of deposit costs decreased 46 basis points, IRA costs decreased 46 basis points and NOW accounts costs decreased 41 basis points. 002933_MVB_annual_report_FIN.indd 21-22 5/14/14 4:07 PM

21 20 Statistical Financial Information Regarding MVB Financial Corp. The following tables provide further information about interest income and expense: Average Balances and Analysis of Net Interest Income: 2013 2012 (Dollars in thousands) Average Balance Interest Income/ Expense Yield/Cost Average Balance Interest Income/ Expense Yield/Cost Interest-bearing deposits in banks $ 12,530 $ 32 0.26% $ 6,695 $ 15 0.22 % CDs with other banks 9,427 168 1.78 9,565 189 1.98 Investment securities: Taxable 92,371 1,348 1.46 91,703 1,457 1.59 Tax-exempt 45,407 1,281 2.82 22,466 679 3.02 Loans and loans held for sale: Commercial 317,934 14,681 4.62 255,641 12,511 4.89 Tax exempt 24,863 959 3.86 18,980 809 4.26 Real estate 198,620 7,230 3.64 138,034 5,770 4.18 Consumer 18,714 846 4.52 14,812 824 5.56 Allowance for loan losses (4,827) (3,436) Net loans 555,304 23,716 4.27 424,031 19,914 4.70 Total earning assets 715,039 26,545 3.71 554,460 22,254 4.01 Cash and due from banks 18,402 11,163 Other assets 61,854 24,101 Total assets $795,295 $589,724 Liabilities Deposits: NOW $ 291,969 $2,208 0.76 $202,850 $1,832 0.90 Money market checking 23,715 72 0.30 29,683 125 0.42 Savings 31,039 196 0.63 23,461 137 0.58 IRAs 9,495 152 1.60 9,771 232 2.37 CDs 151,522 1,349 0.89 136,571 1,540 1.13 Repurchase agreements and federal funds sold 80,166 567 0.71 67,709 511 0.75 FHLB and other borrowings 63,763 926 1.45 15,468 466 3.01 Subordinated debt 4,124 79 1.92 4,124 87 2.11 Total interest-bearing liabilities 655,793 5,549 0.85 489,637 4,930 1.01 Non-interest bearing demand deposits 52,002 46,748 Other liabilities 8,786 3,315 Total liabilities 716,581 539,700 Stockholders’ equity Preferred stock 8,500 8,500 Common stock 3,373 2,243 Paid-in capital 58,217 32,605 Treasury stock (1,084) (1,083) Retained earnings 11,387 8,401 Accumulated other comprehensive income (1,679) (642) Total stockholders’ equity 78,714 50,024 Total liabilities and stockholders’ equity $795,295 $589,724 Net interest spread 2.86 3.00 Net interest income-margin $ 20,996 2.94% $ 17,324 3.12% Rate Volume Calculation 2013 vs 2012 (in thousands) Change in Volume Change in Rate Change in both Rate & Volume Total Change Earning Assets Loans Commercial 3,048 (706) (172) 2,170 Tax exempt 251 (77) (24) 150 Real estate 2,532 (745) (327) 1,460 Consumer 217 (154) (41) 22 Investment securities Taxable 11 (119) (1) (109) Tax-exempt 693 (45) (46) 602 Interest-bearing deposits in banks 13 2 2 17 CDs with other banks (3) (18) - (21) Total earning assets 6,762 (1,862) (609) 4,291 Interest bearing liabilities NOW 805 (298) (131) 376 Money market checking (25) (35) 7 (53) Savings 44 11 4 59 IRAs (7) (76) 2 (81) CDs 169 (324) (35) (190) Repurchase agreements and federal funds sold 94 (32) (6) 56 FHLB and other borrowings 1,455 (241) (754) 460 Subordinated debt - (8) - (8) Total interest bearing liabilities 2,535 (1,003) (913) 619 Total 5,016 (859) (485) 3,672 002933_MVB_annual_report_FIN.indd 23-24 5/14/14 4:07 PM

23 22 Rate Volume Calculation 2012 vs 2011 (in thousands) Change in Volume Change in Rate Change in both Rate & Volume Total Change Earning Assets Loans Commercial 2,646 (700) (173) 1,773 Tax exempt 179 7 2 188 Real estate 1,730 (582) (208) 940 Consumer 102 (140) (16) (54) Investment securities 358 (50) (10) 299 Interest-bearing deposits in banks (12) (3) 1 (14) CDs with other banks 55 - 25 80 Total earning assets 5,058 (1,467) (378) 3,212 Interest bearing liabilities NOW 651 (111) (54) 486 Money market checking (59) (150) 29 (180) Savings 41 20 13 74 IRAs (5) (46) 1 (50) CDs 310 (537) (90) (316) Repurchase agreements and federal funds sold 48 (36) (3) 8 FHLB and other borrowings 187 (132) (53) 2 Long-term debt - 6 - 6 1,173 (986) (157) 30 3,885 (482) (221) 3,182 Provision for Loan Losses The Company’s provision for loan losses for 2013 and 2012 were approximately $2.3 million and $2.8 million, respectively. Determining the appropriate level of the Allowance for Loan Losses (ALL) requires considerable management judgment. In exercising this judgment, management considers numerous internal and external factors including, but not limited to, portfolio growth, national and local economic conditions, trends in the markets served and guidance from the Bank’s primary regulators. Management seeks to maintain an ALL that is appropriate in the circumstances and that complies with applicable accounting and regulatory standards. Further discussion can be found later in this discussion under “Allowance for Loan Losses.” Non-Interest Income Fees related to deposit accounts and cash management accounts and income on loans held for sale represent a significant portion of the Bank’s primary non-interest income. The total of non-interest income for 2013 was $28.9 million versus $7.7 million in 2012. The most significant increase in non-interest income from 2012 to 2013 was $18.0 million in income on loans held for sale and $1.7 million in insurance income, the details of which have been previously discussed. MVB Mortgage sold a 25% share in a mortgage services company that they control, Lender Services Provider, LLC (“LSP”), during the third quarter of 2013. A gain of $626,000 was recognized on this transaction. During the ordinary course of business in 2013, the Bank sold several investment securities at a gain of $145,304. All investments that were sold were classified as available-for-sale. In many instances the investments that were sold were replaced with other similar investments with higher yields and similar maturities. The Bank recognized income from the retention of servicing on mortgage loans sold of $826,000 in 2013 versus $591,000 in 2012. This $235,000 increase relates to slightly increased volume in this area, though the Bank’s mortgage service asset at $1.4 million remains a very insignificant piece of the balance sheet. The Bank is constantly searching for new non-interest income opportunities that enhance income and provide customer benefits. Non-Interest Expense Non-interest Expense was $42.6 million in 2013 versus $16.4 million in 2012. Approximately 64% and 56% of non-interest expense for 2013 and 2012, respectively, related to personnel costs. Personnel are the lifeblood of every service organization, which is why personnel costs are such a significant part of the expenditure mix. Salaries and benefits increased by $17.8 million in 2013, this increase related to the following: the addition of the Sabraton and Edwin Miller Bank offices, additions in the areas of information technology, legal, marketing, operations center, human resource and accounting staff, the additional staff related to the acquisition of PMG, additional staff related to MVB Insurance, LLC, and increases for existing staff. Consulting expense decreased by $381,000 in 2013. This decrease related mainly to the acquisition of PMG, which took place during 2012. Advertising increased by $797,000, the result of aggressive marketing of the Bank’s core deposit products. Data processing increased by $568,000, the result of the following: the mortgage company added $146,000 in data processing expense, the insurance company added $26,000 and the bank’s expense increased by $396,000. The increase at the bank level was driven by the addition of two additional offices, a 13.5% growth in number of accounts, and the usage of additional products, services and providers to better serve the client base. Mortgage processing increased by $2.4 million, the direct result of the acquisition of PMG who uses a related entity to perform processing services related to mortgage loans. Legal and accounting fees increased by $877,000. This increase was largely due to the setup of MVB Insurance and general course of business items at the mortgage company, the bank and holding company. Equipment and occupancy expense increased by $1.5 million. This increase was mainly the result of the PMG acquisition as well as the additions of two new branch locations and two new office spaces for additional insurance staff that were brought on during 2013. Other operating expense increased by $1.9 million. This increase was driven mainly by the acquisition PMG as well as increases in travel and entertainment, directors’ fees, postage and courier, telephone, licenses and permits, publications, collections, training expense, telephone and miscellaneous expense. Income Taxes The Company incurred income tax expense of $1.0 million in 2013 and $1.7 million in 2012. The Company’s effective tax rate decreased from 28% in 2012 to 20% in 2013. This was largely driven by the increase in tax-free income on investments and loans, the result of an increased municipal investment portfolio of $21.3 million and an increase in tax free loans of $10.5 million. 002933_MVB_annual_report_FIN.indd 25-26 5/14/14 4:07 PM

25 24 Return on Assets The Company’s return on average assets was .51% in 2013, compared to .71% in 2012. Return on Equity MVB Financial Corp.’s return on average stockholders’ equity (“ROE”) was 5.11% in 2013, compared to 8.33% in 2012. The decreased return in 2013 is a direct result of earnings remaining relatively flat, while equity increased by $26.3 million as a result of the completion of a $27.1 million confidential offering to accredited investors. Overview of the Statement of Condition The balance sheet changed significantly from 2012 to 2013. Loans increased by $175.9 million to $622.3 million at December 31, 2013. Deposits increased by $209.3 million, FHLB and other borrowings increased by $13.0 million and stockholders’ equity increased by $26.5 million. Cash and Cash Equivalents Cash and cash equivalents totaled $39.8 million at December 31, 2013, compared to $25.3 million at December 31, 2012. This increase was due to additional balances in the Bank’s due from bank accounts at year end, as well as balances held at PMG. Management believes the current balance of cash and cash equivalents adequately serves the Company’s liquidity and performance needs. Total cash and cash equivalents fluctuate on a daily basis due to transactions in process and other liquidity demands. Management believes liquidity needs are satisfied by the current balance of cash and cash equivalents, readily available access to traditional and non-traditional funding sources, and the portions of the investment and loan portfolios that mature within one year. These sources of funds should enable the Company to meet cash obligations as they come due. Investment Securities Investment securities totaled $163.1 million at December 31, 2013, compared to $114.7 million at December 31, 2012. Investment securities are primarily classified as available-for-sale. Management believes the available-for-sale classification provides flexibility in terms of managing the portfolio for liquidity, yield enhancement and interest rate risk management opportunities. At December 31, 2013, the amortized cost of investment securities totaled $165.5 million, resulting in unrealized loss in the investment portfolio of $5.0 million. The entire municipal portfolio is currently classified as held to maturity. The municipal portfolio was increased by $21.3 million in 2013 as a result of acquiring the ability to utilize more municipals for pledging purposes and to better the effective tax rate. Management monitors the earnings performance and liquidity of the investment portfolio on a regular basis through Asset and Liability Committee (“ALCO”) meetings. The ALCO also monitors net interest income and manages interest rate risk for the Company. Through active balance sheet management and analysis of the investment securities portfolio, sufficient liquidity is maintained to satisfy depositor requirements and the various credit needs of its customers. Management believes the risk characteristics inherent in the investment portfolio are acceptable based on these parameters. Loans The Company’s lending is primarily focused in Marion, Harrison, Berkeley, Jefferson and Monongalia County, West Virginia with a secondary focus on the adjacent counties in West Virginia. The portfolio consists principally of commercial lending, retail lending, which includes single-family residential mortgages and consumer lending. Loans totaled $622.3 million as of December 31, 2013, compared to $446.4 million at December 31, 2012. During 2013, the Bank experienced loan growth of $175.9 million. The most significant portion of the growth came in the residential real estate and commercial and non-residential real estate area. Residential real estate and home equity loans grew $16.0 million and commercial and non-residential real estate loans grew approximately $157.2 million. At December 31, 2013, commercial loans represented the largest portion of the portfolio approximating 73.4% of the total loan portfolio. Commercial loans totaled $457.4 million at December 31, 2013, compared to $299.6 million at December 31, 2012. On December 3, 2013, the Bank purchased $74.3 million in commercial loans. This purchase consisted of 20 loans, with yields ranging from 5.00% to 6.84%. The transaction immediately added a significant monthly revenue stream to the Bank’s core earnings. Management will continue to focus on the enhancement and growth of the commercial loan portfolio while maintaining appropriate underwriting standards and risk/price balance. Residential real estate loans to retail customers (including home equity lines of credit) account for the second largest portion of the loan portfolio, comprising 23.4% of the total loan portfolio. Residential real estate and home equity loans totaled $146.0 million at December 31, 2013, compared to $130.0 million at December 31, 2012. Included in residential real estate loans are home equity credit lines totaling $27.8 million at December 31, 2013, compared to $16.8 million at December 31, 2012. Management believes the home equity loans are competitive products with an acceptable return on investment after risk considerations. Residential real estate lending continues to represent a primary focus due to the lower risk factors associated with this type of loan and the opportunity to provide service to those in the Marion, Harrison, Berkeley, Jefferson and Monongalia County markets. Consumer lending continues to be a part of core lending. At December 31, 2013, consumer loan balances totaled $18.9 million compared to $16.8 million at December 31, 2012. The majority of consumer loans are in the direct lending area. Management is pleased with the performance and quality of the consumer loan portfolio, which can be attributed to the many years of experience of its consumer lenders. This is another important product necessary to serve our market areas. The following table provides additional information about loans: Loan maturities at December 31, 2013: (in thousands) One Year or Less One Thru Five Years Due After Five Years Total Commercial and nonresidential real estate $ 77,527 $ 172,069 $ 207,792 $ 457,388 Residential real estate and home equity 16,338 21,199 108,464 146,001 Consumer and other 4,948 9,575 4,393 18,916 Total $ 98,813 $ 202,843 $ 320,649 $ 622,305 The preceding data has been compiled based upon the earlier of either contractual maturity or next repricing date. 002933_MVB_annual_report_FIN.indd 27-28 5/14/14 4:07 PM

27 26 The following table reflects the sensitivity of loans to changes in interest rates as of December 31, 2013 that mature after one year: (in thousands) Commercial and nonresidential real estate Residential Real estate and home equity Consumer and other Total Predetermined fixed interest rate $ 264,003 $ 56,663 $ 10,462 $331,128 Floating or adjustable interest rate 115,858 73,000 3,506 192,364 Total as of December 31, 2013 $ 379,861 $ 129,663 $ 13,968 Loan Concentration At December 31, 2013, commercial loans comprised the largest component of the loan portfolio. There are very few commercial loans that are not secured by real estate. Such non-real estate secured loans generally are lines of credit secured by accounts receivable. While the loan concentration is in commercial loans, the commercial portfolio is comprised of loans to many different borrowers, in numerous different industries but primarily located in our market areas. Allowance for Loan Losses Management continually monitors the risk in the loan portfolio through review of the monthly delinquency reports and the Loan Review Committee. The Loan Review Committee is responsible for the determination of the adequacy of the allowance for loan losses. This analysis involves both experience of the portfolio to date and the makeup of the overall portfolio. Specific loss estimates are derived for individual loans based on specific criteria such as current delinquent status, related deposit account activity, where applicable, local market rumors, which are generally based on some factual information, and changes in the local and national economy. While local market rumors are not measurable or perhaps not readily supportable, historically, this form of information has been a valuable indication of a potential problem. The result of the evaluation of the adequacy at each period presented herein indicated that the allowance for loan losses was considered adequate to absorb losses inherent in the loan portfolio. At December 31, 2013 and 2012 impaired loans totaled $6.6 million and $3.1 million respectively. A portion of the Allowance for Loan Losses of $1,458 and 723 was allocated to cover any loss in these loans at December 31, 2013 and 2012, respectively. Loans past due more than 30 days were $2.8 million and $6.7 million, respectively, at December 31, 2013 and 2012. December 31 2013 2012 Loans past due more than 30 days to gross loans 0.45% 0.81% Loans past due more than 90 days to gross loans 0.14% 0.07% Net charge-offs of $1.4 million in 2013 and $1.8 million in 2012 were incurred. The provision for loan losses was $2.3 million in 2013 and $2.8 million in 2012. Net charge-offs represented .25% and .41% in 2013 and 2012, respectively, compared to average outstanding loans for the indicated period. The following table reflects the allocation of the allowance for loan losses as of December 31, 2013 and 2012: (in thousands) Commercial and nonresidential real estate Residential Real estate and home equity Consumer and other Total ALL balance at December 31, 2012 $ 3,107 $ 756 $ 213 $ 4,076 Charge-offs (1,458) (38) (33) (1,529) Recoveries 57 70 1 128 Provision 1,903 285 72 2,260 ALL balance at December 31, 2013 $ 3,609 $ 1,073 $ 253 $4,935 (in thousands) Commercial and nonresidential real estate Residential Real estate and home equity Consumer and other Total ALL balance at December 31, 2011 $ 2,164 $ 615 $ 266 $ 3,045 Charge-offs (1,731) (9) (51) (1,791) Recoveries 5 5 12 22 Provision 2,669 145 (14) 2,800 ALL balance at December 31, 2012 $ 3,107 $ 756 $ 213 $4,076 Non-performing assets consist of loans that are no longer accruing interest, loans that have been renegotiated to below market rates based upon financial difficulties of the borrower, and real estate acquired through foreclosure. When interest accruals are suspended, accrued interest income is reversed with current year accruals charged to earnings and prior year amounts generally charged off as a credit loss. When, in management’s judgment, the borrower’s ability to make periodic interest and principal payments resumes and collectability is no longer in doubt, the loan is returned to accrual status. Non-performing assets and past due loans: (Dollars in Thousands) 2013 2012 Non-accrual loans Commercial $ 284 $ 3,081 Real estate and home equity 29 43 Consumer and other 76 1 Total non-accrual loans 389 3,125 Accruing loan past due 90 days or more 460 329 Total non-performing loans 849 3,454 Other real estate, net 375 207 Total non-performing assets $ 1,224 $ 3,661 Non-performing loans as a % of total loans 0.14% 0.77% Allowance for loan losses as a % of non-performing loans 581.27% 118.01% Funding Sources The Bank considers a number of alternatives, including but not limited to deposits, short-term borrowings, and long-term borrowings when evaluating funding sources. Traditional deposits continue to be the most significant source of funds, totaling $695.8 million, or 78.5% of funding sources at December 31, 2013. This same information at December 31, 2012 reflected $486.5 million in deposits representing 74.5% of such funding sources. Cash management accounts, which are available to large corporate customers, represented 9.2% and 10.8% of funding sources at December 31, 2013 and 2012, respectively. Borrowings represented the remainder of such funding sources. 002933_MVB_annual_report_FIN.indd 29-30 5/14/14 4:07 PM

29 28 Management continues to emphasize the development of additional non-interest-bearing deposits as a core funding source for MVB. At December 31, 2013, non-interest-bearing balances totaled $63.3 million compared to $54.6 million at December 31, 2012 or 9.1% and 11.2% of total deposits respectively. Interest-bearing deposits totaled $632.5 million at December 31, 2013, compared to $431.9 million at December 31, 2012. On a percentage basis, interest bearing checking accounts compose the largest component of deposits. Average interest-bearing liabilities totaled $655.8 million during 2013 compared to $489.6 million during 2012. Average non-interest bearing liabilities totaled $60.8 million during 2013 compared to $50.1 million during 2012. Management will continue to emphasize deposit gathering in 2014 by offering outstanding customer service and competitively priced products. Maturities of Time Deposits $100,000 or more: (Dollars in Thousands) 2013 Under 3 months $ 95,207 Over 3-6 months 25,978 Over 6 to 12 months 23,272 Over 12 months 18,752 Total $ 163,209 Short-term borrowings and repurchase agreements: (Dollars in Thousands) 2013 2012 Ending balance $ 179,606 $ 93,299 Average balance 135,852 74,040 Highest month-end balance 179,606 93,299 Weighted average rate during the year 0.52% 0.72% Rate at December 31 0.43% 0.66% Along with traditional deposits, the Bank has access to both overnight repurchase agreements and short-term borrowings from FHLB to fund its operations and investments. Repurchase agreements totaled $81.6 million at December 31, 2013, compared to $70.2 million in 2012. Short-term borrowings from FHLB totaled $98.0 million at December 31, 2013, compared to $82.1 million at year-end 2012. Capital/Stockholders’ Equity During the year ended December 31, 2013, stockholders’ equity increased approximately $26.5 million to $94.0 million. This increase consists of net income for the year of $4.0 million, along with capital raises of $23.1 million to accredited investors, and $913,000 associated with the dividend reinvestment plan during 2013. Although stockholders’ equity increased as noted above, the equity to assets ratio only increased 0.24% to 9.53% due to the increase in total assets during 2013. The Company paid dividends to common shareholders of $537,000 in 2013 and $307,000 in 2012 which increased the dividend payout ratio from 7.37% in 2012 to 13.36% in 2013. At December 31, 2013, accumulated other comprehensive loss totaled $3.0 million, an increase in the loss of $1.5 million from December 31, 2012. This principally represents net unrealized loss on available-for-sale securities, net of income taxes, and the adjustment to pension liability, net of income taxes, at December 31, 2013. Because the majority of all the investment securities in the portfolio are classified as available-for-sale, both the investment and equity sections of the balance sheet are more sensitive to the changing market values of investments than those institutions that classify more of their investment portfolio as “held to maturity”. Interest rate fluctuations between year-end 2013 and 2012 resulted in the change in market value of the portfolio. The Bank has also complied with the standards of capital adequacy mandated by the banking industry. Bank regulators have established “risk-based” capital requirements designed to measure capital adequacy. Risk-based capital ratios reflect the relative risks of various assets banks hold in their portfolios. A weight category of 0% (lowest risk assets), 20%, 50%, or 100% (highest risk assets) is assigned to each asset on the balance sheet. Detailed information concerning The Company’s risk-based capital ratios can be found in Note 14 of the Notes to the Audited Financial Statements. At December 31, 2013, the Company’s risk-based capital ratios were above the minimum standards for a well-capitalized institution. The total risk-based capital ratio of 12.9% at December 31, 2013, is above the well-capitalized standard of 10%. The Tier 1 risk-based capital ratio of 12.1% also exceeded the well-capitalized minimum of 6%. The leverage ratio at December 31, 2013, was 8.9% and was also above the well-capitalized standard of 5%. Management believes our capital continues to provide a strong base for profitable growth. Liquidity and Interest Rate Sensitivity The objective of the asset/liability management function is to maintain consistent growth in net interest income within its policy guidelines. This objective is accomplished through management of balance sheet liquidity and interest rate risk exposure based on changes in economic conditions, interest rate levels, and customer preferences. Interest Rate Risk The most significant market risk resulting from the normal course of business, extending loans and accepting deposits, is interest rate risk. Interest rate risk is the potential for economic loss due to future interest rate changes which can impact both the earnings stream as well as market values of financial assets and liabilities. The Asset/Liability Committee (ALCO) is responsible for the overall review and management of the Bank’s balance sheets related to the management of interest rate risk. The ALCO strives to stay focused on the future, anticipating and exploring alternatives, rather than simply reacting to change after the fact. To this end, the ALCO has established an interest risk management policy that sets the minimum requirements and guidelines for monitoring and controlling the level and amount of interest rate risk. The objective of the interest rate risk policy is to encourage management to adhere to sound fundamentals of banking while allowing sufficient flexibility to exercise the creativity and innovations necessary to meet the challenges of changing markets. The ultimate goal of these policies is to optimize net interest income within the constraints of prudent capital adequacy, liquidity, and safety. The ALCO relies on different methods of assessing interest rate risk including simulating net interest income, monitoring the sensitivity of the net present market value of equity or economic value of equity, and monitoring the difference or gap between maturing or rate-sensitive assets and liabilities over various time periods. The ALCO places emphasis on simulation modeling as the most beneficial measurement of interest rate risk due to its dynamic measure. By employing a simulation process that measures the impact of potential changes in interest rates and balance sheet structures, and by establishing limits on changes in net income and net market value, the ALCO is better able to evaluate the possible risks associated with alternative strategies. The simulation process starts with a base case simulation which represents projections of current balance sheet growth trends. Base case simulation results are prepared under a flat interest rate forecast and what is perceived to be the most likely alternative interest rate forecast. Comparisons showing the earnings variance from the flat rate forecast illustrate the risks associated with the current balance sheet strategy. If necessary, additional balance sheet strategies are developed and simulations prepared. The results from model simulations are reviewed for indications of whether current interest rate risk strategies are accomplishing their goal and, if not, what alternative strategies should be considered. The policy calls for periodic review by the ALCO of assumptions used in the modeling. The ALCO believes that it is beneficial to monitor interest rate risk for both the short-and long-term. Therefore, to effectively evaluate results from model simulations, limits on changes in net interest income and the value of the balance sheet have been established. The ALCO has determined that the earnings at risk shall not change more than 10 % from the base case for a 1% shift in interest rates, nor more than 15 % from the base case for a 2% shift in interest rates. MVB is in compliance with this policy as of December 31, 2013. 002933_MVB_annual_report_FIN.indd 31-32 5/14/14 4:07 PM

31 30 The following table is provided to show the earnings at risk as of December 31, 2013. (Dollars in Thousands) Immediate Interest Rate Change (one year time frame) (in Basis Points) Estimated Increase (Decrease) in Net Interest Income December 31, 2013 Amount Percent +200 $ 24,452 -9.1% +100 25,429 -5.4% Base rate 26,895 -100 28,003 4.1% -200 $ 27,885 3.7% Liquidity Maintenance of a sufficient level of liquidity is a primary objective of the ALCO. Liquidity, as defined by the ALCO, is the ability to meet anticipated operating cash needs, loan demand, and deposit withdrawals, without incurring a sustained negative impact on net interest income. It is MVB’s policy to manage liquidity so that there is no need to make unplanned sales of assets or to borrow funds under emergency conditions. The main source of liquidity for the Bank comes through deposit growth. Liquidity is also provided from cash generated from investment maturities, principal payments from loans, and income from loans and investment securities. During the year ended December 31, 2013, cash provided by financing activities totaled $257.4 million, while outflows from investing activity totaled $244.0 million. When appropriate, the Bank has the ability to take advantage of external sources of funds such as advances from the Federal Home Loan Bank (FHLB), national market certificate of deposit issuance programs, the Federal Reserve discount window, brokered deposits and CDARS. These external sources often provide attractive interest rates and flexible maturity dates that enable the Bank to match funding with contractual maturity dates of assets. Securities in the investment portfolio are primarily classified as availablefor- sale and can be utilized as an additional source of liquidity. Off-Balance Sheet Commitments The Bank has entered into certain agreements that represent off-balance sheet arrangements that could have a significant impact on the financial statements and could have a significant impact in future periods. Specifically, the Bank has entered into agreements to extend credit or provide conditional payments pursuant to standby and commercial letters of credit. Further discussion of these agreements, including the amounts outstanding at December 31, 2013, is included in Note 7 to the financial statements. Commitments to extend credit, including loan commitments, standby letters of credit, and commercial letters of credit do not necessarily represent future cash requirements, in that these commitments often expire without being drawn upon. Fourth Quarter Fourth quarter net income was $591,000 in 2013 compared to $1.4 million in the fourth quarter of 2012. This equated to basic earnings per share, on a quarterly basis, of $.16 in 2013 and $.59 in 2012. Diluted earnings per share for the fourth quarter of 2013 and 2012 were $.16 and $.57, respectively. Net interest income increased during the fourth quarter and was $7.2 million in the fourth quarter of 2013 compared to $4.6 million in 2012. Non-interest income was $4.4 million in the fourth quarter of 2013 compared to $3.4 million in 2012. Non-interest expense increased to $10.6 million for the fourth quarter of 2013 from $5.2 million in 2012. Loan loss provision was $267,000 for the fourth quarter of 2013, a decrease of $408,000 over the fourth quarter of 2012. Future Outlook The Company’s net income in 2013 was down slightly from the prior year, the result of adding infrastructure to support a much larger institution, as well as the challenges of a continued poor economic climate that slowed the mortgage lending business. MVB believes it is well positioned in some of the finest markets in the states of West Virginia and Virginia, and now with the acquisition of CFG, Maryland. We believe with continued customer acceptance in our markets and our commitment to customer service, we will continue to capture market share with our emphasis on the highest quality products and technology. Future plans involve taking advantage of both technology and personal customer contact. The Bank continues to expand delivery channels to better serve both retail and business banking customers. In addition to “top of the line” technology, the Bank is committed to providing individual and personal banking services. The Bank will continue to search for quality banking locations as well as exploring alternative delivery systems. ITEM 7A.QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK No response required. 002933_MVB_annual_report_FIN.indd 33-34 5/14/14 4:07 PM

33 32 Table of Contents ITEM 8.FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA MVB Financial Corp. and Subsidiaries Consolidated Balance Sheets (Dollars in thousands except per share data) December 31, 2013 and 2012 See Notes to Consolidated Financial Statements 38 2013 2012 ASSETS Cash and cash equivalents: Cash and due from banks $ 28,907 $ 21,637 Interest bearing balances with banks 10,936 3,703 Total cash and cash equivalents 39,843 25,340 Certificates of deposit with other banks 9,427 9,427 Investment Securities: Securities available-for-sale 106,411 79,378 Securities held-to-maturity (fair value of $54,118 for 2013 and $36,218 for 2012) 56,670 35,370 Loans held for sale 89,186 85,529 Loans: 622,305 446,443 Less: Allowance for loan losses (4,935) (4,076) Net Loans 617,370 442,367 Premises and equipment 16,919 11,354 Bank owned life insurance 16,062 10,524 Accrued interest receivable and other assets 17,393 9,858 Goodwill 17,779 17,622 TOTAL ASSETS $ 987,060 $ 726,769 LIABILITIES AND STOCKHOLDERS’ EQUITY Deposits: Non-interest bearing $ 63,336 $ 54,620 Interest bearing 632,475 431,899 Total Deposits 695,811 486,519 Accrued interest payable and other liabilities 6,878 6,726 Repurchase agreements 81,578 70,234 FHLB and other borrowings 104,647 91,617 Subordinated debt 4,124 4,124 Total Liabilities 893,038 659,220 STOCKHOLDERS’ EQUITY Preferred stock, par value $1,000; 20,000 shares authorized and 8,500 shares issued 8,500 8,500 Common stock, par value $1; 10,000,000 and 4,000,000 shares authorized; 7,705,894 and 2,932,901 shares issued; and 7,654,817 and 2,881,824 shares outstanding in 2013 and 2012, respectively 7,706 2,933 Additional paid-in capital 68,518 48,750 Retained earnings 13,343 9,945 Accumulated other comprehensive loss (2,961) (1,495) Treasury Stock, 51,077 shares, at cost (1,084) (1,084) Total Stockholders’ Equity 94,022 67,549 TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY $ 987,060 $ 726,769 FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA 002933_MVB_annual_report_FIN.indd 35-36 5/14/14 4:07 PM

35 34 Table of Contents MVB Financial Corp. and Subsidiaries Consolidated Statements of Comprehensive Income (Dollars in thousands) Years ended December 31, 2013 and 2012 See Notes to Consolidated Financial Statements 40 2013 2012 Net Income $ 4,020 $ 4,168 Other comprehensive loss: Unrealized holding losses on securities available-for-sale (3,005) (996) Income tax effect 1,202 398 Reclassification adjustment for gain recognized in income 145 638 Income tax effect (58) (255) Change in defined benefit pension plan 415 (898) Income tax effect (165) 360 Total other comprehensive loss (1,466) (753) Comprehensive income $ 2,554 $ 3,415 Table of Contents MVB Financial Corp. and Subsidiaries Consolidated Statements of Income (Dollars in thousands except per share data) Years ended December 31, 2013 and 2012 See Notes to Consolidated Financial Statements 39 2013 2012 INTEREST INCOME Interest and fees on loans $ 22,757 $ 19,105 Interest on deposits with other banks 200 204 Interest on investment securities - taxable 1,348 1,457 Interest on tax exempt loans and securities 2,240 1,488 Total interest income 26,545 22,254 INTEREST EXPENSE Interest on deposits 3,977 3,866 Interest on repurchase agreements 567 511 Interest on FHLB and other borrowings 926 466 Interest on subordinated debt 79 87 Total interest expense 5,549 4,930 N ET INTEREST INCOME 20,996 17,324 Provision for loan losses 2,260 2,800 Net interest income after provision for loan losses 18,736 14,524 N ONINTEREST INCOME Service charges on deposit accounts 623 730 Income on bank owned life insurance 460 343 Visa debit card income 558 471 Income on loans held for sale 21,895 3,850 Capitalized servicing retained income 826 591 Insurance income 1,722 — Gain on sale of securities 145 638 Gain on sale of subsidiary 626 — Other operating income 2,005 1,126 Total noninterest income 28,860 7,749 N ONINTEREST EXPENSES Salaries and employee benefits 27,067 9,266 Occupancy expense 1,814 852 Equipment depreciation and maintenance 1,282 717 Data processing 1,180 612 Mortgage processing 2,417 — Visa debit card expense 475 387 Advertising 1,444 647 Legal and accounting fees 1,273 396 Printing, stationery and supplies 503 200 Consulting fees 641 1,022 FDIC insurance 489 302 Other operating expenses 4,008 2,038 Total noninterest expense 42,593 16,439 Income before income taxes 5,003 5,834 Income tax expense 983 1,666 N et Income $ 4,020 $ 4,168 Preferred stock dividends 85 136 N et Income available to common shareholders $ 3,935 $ 4,032 Earnings per share - basic $ 0.59 $ 0.92 Earnings per share - diluted $ 0.57 $ 0.90 Weighted average shares outstanding - basic 6,657,093 4,388,650 Weighted average shares outstanding - diluted 6,939,028 4,509,234 002933_MVB_annual_report_FIN.indd 37-38 5/14/14 4:07 PM

37 36 Table of Contents MVB Financial Corp. and Subsidiaries Consolidated Statements of Cash Flows (Dollars in thousands) Years ended December 31, 2013 and 2012 See Notes to Consolidated Financial Statements 42 2013 2012 OPERATING ACTIVITIES Net Income $ 4,020 $ 4,168 Adjustments to reconcile net income to net cash provided by (used in) operating activities: Net amortization and accretion of investments 1,041 1,240 Net amortization of deferred loan fees 168 (63) Provision for loan losses 2,260 2,800 Depreciation and amortization 936 533 Stock based compensation 196 138 Loans originated for sale (1,022,544) (160,367) Proceeds of loans sold 1,040,782 146,068 Gain on sale of loans held for resale (21,895) (3,850) Gain on sale of investment securities (145) (638) Gain on sale of subsidiary (626) — Income on bank owned life insurance (460) (343) Deferred taxes 494 (144) Other, net (3,073) (477) NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES 1,154 (10,935) INVESTING ACTIVITIES Purchases of investment securities available-for-sale (56,995) (61,207) Purchases of investment securities held-to-maturity (21,600) (22,046) Maturities/paydowns of investment securities available-for-sale 11,269 31,624 Maturities/paydowns of investment securities held-to-maturity — 115 Sales of investment securities available-for-sale 15,237 48,617 Purchases of premises and equipment (6,501) (3,859) Net increase in loans (101,853) (74,610) Loans purchased (76,052) — Purchases of restricted bank stock (12,226) (2,447) Redemptions of restricted bank stock 8,757 1,622 Maturities of certificates of deposit with banks — 491 Proceeds from sale of other real estate owned 278 215 Proceeds from sale of subsidiary 725 — Acquisition of mortgage company, net of cash acquired — (15,646) Purchase of bank owned life insurance (5,078) (2,105) NET CASH USED IN INVESTING ACTIVITIES (244,039) (99,236) FINANCING ACTIVITIES Net increase in deposits 209,292 95,974 Net increase (decrease) in repurchase agreements 11,344 (7,601) Net change in short-term FHLB borrowings 15,945 23,065 Principal payments on FHLB borrowings (2,916) (232) Proceeds from stock offering 23,109 13,734 Common stock options exercised 323 — Dividend reinvestment plan proceeds 913 973 Cash dividends paid on common stock (537) (307) Cash dividends paid on preferred stock (85) (136) NET CASH PROVIDED BY FINANCING ACTIVITIES 257,388 125,470 Increase in cash and cash equivalents 14,503 15,299 Cash and cash equivalents at beginning of period 25,340 10,041 Cash and cash equivalents at end of period $ 39,843 $ 25,340 Supplemental disclosure of cash flow information Loans transferred to other real estate owned $ 472 $ 284 Cash payments for: Interest $ 5,551 $ 4,922 Income taxes $ 863 $ 1,184 Issuance of stock in acquisition $ — $ 2,000 Table of Contents MVB Financial Corp. and Subsidiaries Consolidated Statements of Changes in Stockholders’ Equity (Dollars in thousands except per share data) Years ended December 31, 2013 and 2012 See Notes to Consolidated Financial Statements 41 Accumulated Additional Other Total Preferred Common Paid-in Retained Comprehensive Treasury Stockholders’ Stock Stock Capital Earnings (Loss) Stock Equity Balance, December 31, 2011 $ 8,500 $ 2,235 32,603 $ 6,220 $ (742) $ (1,084) $ 47,732 Net Income 4,168 4,168 Other comprehensive loss (753) (753) Cash dividends paid ($0.07 per share) (307) (307) Dividends on preferred stock (136) (136) Common stock issuance 573 13,161 13,734 Dividend reinvestment plan proceeds 42 931 973 Stock based compensation 138 138 Stock issuance from acquisition 83 1,917 2,000 Balance, December 31, 2012 $ 8,500 $ 2,933 48,750 9,945 $ (1,495) $ (1,084) $ 67,549 Net Income 4,020 4,020 Other comprehensive loss (1,466) (1,466) Cash dividends paid ($0.08 per share) (537) (537) Dividends on preferred stock (85) (85) Stock split 3,853 (3,853) — Common stock issuance 866 22,243 23,109 Dividend reinvestment plan proceeds 32 881 913 Stock based compensation 196 196 Common stock options exercised 22 301 323 Balance, December 31, 2013 $ 8,500 $ 7,706 68,518 13,343 $ (2,961) $ (1,084) $ 94,022 002933_MVB_annual_report_FIN.indd 39-40 5/14/14 4:07 PM

39 38 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 Note 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Business and Organization MVB Financial Corp. (“the Company”) was formed on January 1, 2004, as a bank holding company and, effective December 19, 2012, became a financial holding company. The Company features multiple subsidiaries and affiliated businesses, including MVB Bank, Inc. (the “Bank” or “MVB Bank”) and its wholly-owned subsidiary MVB Mortgage and MVB Insurance, LLC (“MVB Insurance”). The Bank was formed on October 30, 1997 and chartered under the laws of the State of West Virginia. The Bank commenced operations on January 4, 1999. As of December 31, 2013, the bank operates nine full-service banking branches in Marion, Harrison, Monongalia, Jefferson and Berkley counties, West Virginia and loan production offices in Harrison and Kanawha Counties in West Virginia The Bank serves individual and corporate customers and is subject to competition from other financial institutions and intermediaries with respect to these services. The Company and Bank are regulated by the West Virginia Division of Financial Institutions and the Federal Deposit Insurance Corporation (FDIC). During 2012, the Bank acquired Potomac Mortgage Group, Inc. (“PMG” which, following July 15, 2013, began doing business under the registered trade name “MVB Mortgage”), a mortgage company in the northern Virginia area, and fifty percent (50%) interest in a mortgage services company, Lender Service Provider, LLC (“LSP”). In the third quarter of 2013, this fifty percent (50%) interest in LSP was reduced to a twenty-five percent (25%) interest through a sale of a partial interest. This PMG acquisition provided the Company and the Bank the opportunity to make the mortgage banking operation a much more significant line of business to further diversify its net income stream. MVB Mortgage has three mortgage only offices, all located in northern Virginia, within the Washington, District of Columbia / Baltimore, Maryland metropolitan area, and, in addition, has mortgage loan originators located at select Bank locations. MVB Insurance was originally formed in 2000 and reinstated in 2005, as a Bank subsidiary. Effective June 1, 2013, MVB Insurance became a direct subsidiary of the Company. MVB Insurance offers select insurance products such as title insurance, individual insurance, commercial insurance, employee benefits insurance, and professional liability insurance. MVB Insurance maintains its headquarters in Fairmont, West Virginia, and operates offices in Morgantown, West Virginia and Triadelphia, West Virginia. A summary of significant accounting and reporting policies applied in the presentation of the accompanying financial statements follows: Basis of Presentation The financial statements are consolidated to include the accounts of the Company and its subsidiaries and affiliated businesses, MVB Insurance, LLC, and MVB Bank, Inc. and its wholly-owned subsidiary, MVB Mortgage. These statements have been prepared in accordance with U.S. generally accepted accounting principles. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements. In preparing the financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses for the period. Actual results could differ significantly from those estimates. Material estimates that are particularly susceptible to significant change relate to determination of the allowance for loan losses and deferred tax assets and liabilities. Operating Segments An operating segment is defined as a component of an enterprise that engages in business activities that generates revenue and incurs expense, and the operating results of which are reviewed by the chief operating decision maker in the determination of resource allocation and performance. While the Company’s chief decision makers monitor the revenue streams of the various Company’s products and services, operations are managed and financial performance is evaluated on a Company-wide basis. During 2013, due to the formation of the insurance subsidiary and increased mortgage banking activity, the Company’s business activities include three primary segments: commercial and retail banking, mortgage banking and insurance services. 43 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 Cash and Cash Equivalents Cash equivalents include cash on hand, deposits in banks and interest-earning deposits. Interest-earning deposits with original maturities of 90 or less are considered cash equivalents. Net cash flows are reported for loan, deposits and short term borrowing transactions. Management Estimates The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Estimates, such as the allowance for loan losses, are based upon known facts and circumstances. Estimates are revised by management in the period such facts and circumstances change. Actual results could differ from these estimates. Loans Held for Sale Through multiple secondary market investors, MVB Bank, Inc. has the ability to offer customers long-term fixed rate mortgage products without holding these instruments in the bank’s loan portfolio. MVB values loans held for sale at fair value. Derivative Financial Instruments The Company enters into commitments to originate mortgage loans whereby the interest rate on the loan is determined prior to funding (rate lock commitments). Rate lock commitments on mortgage loans that are intended to be sold are considered to be derivatives. The period of time between issuance of a loan commitment and closing and sale of the loan generally ranges from 30 to 120 days. The Company protects itself from changes in interest rates through the use of both mandatory delivery arrangements and best efforts forward delivery commitments, whereby the Company commits to sell a loan at the time the borrower commits to an interest rate with the intent that the buyer has assumed interest rate risk on the loan. As a result, the Company is not exposed to losses and will not realize significant gains related to its rate lock commitments due to changes in interest rates. The correlation between the rate lock commitments and the best efforts contracts is very high due to their similarity. The fair value of rate lock commitments and best efforts contracts is not readily ascertainable with precision because rate lock commitments and best efforts contracts are not actively traded in stand-alone-markets. The Company determines the fair value of rate lock commitments and best efforts contracts by measuring the change in the value of the underlying asset while taking into consideration the probability that the rate lock commitments will close. Because of the high correlation between rate lock commitments and best efforts contracts, no gain or loss occurs on the rate lock commitments. Loans and Allowance for Loan Losses Loans are stated at the amount of unpaid principal reduced by an allowance for loan losses. Loans are considered delinquent when scheduled principal or interest payments are 31 days past due. Interest income on loans is recognized on an accrual basis. The allowance for loan losses is maintained at a level deemed adequate to absorb probable losses inherent in the loan portfolio. The Company consistently applies a quarterly loan review process to continually evaluate loans for changes in credit risk. This process serves as the primary means by which the Company evaluates the adequacy of the allowance for loan losses, and is based upon periodic review of the collectability of loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available. The allowance consists of specific and general components. The specific component relates to loans that are impaired. The general component covers non-classified loans and is based upon historical loss experience adjusted for qualitative factors. 44 002933_MVB_annual_report_FIN.indd 41-42 5/14/14 4:08 PM

41 40 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 The Company allocates the allowance based on the factors described below, which conform to the Company’s loan classification policy. In reviewing risk within the Bank’s loan portfolio, management has determined there to be several different risk categories within the loan portfolio. The allowance for loan losses consists of amounts applicable to: (i) residential real estate loans; (ii) commercial and commercial real estate secured loans; (iii) home equity loans; (iv) consumer and other loans. Factors considered in this process include general loan terms, collateral, and availability of historical data to support the analysis. Historical loss percentages for each risk category are calculated and used as the basis for calculating allowance allocations. Certain qualitative factors are evaluated to determine additional inherent risks in the loan portfolio, which are not necessarily reflected in the historical loss percentages. These factors are then added to the historical allocation percentage to get the adjusted factor to be applied to non-classified loans. The following qualitative factors are analyzed: • Lending policies and procedures • Change in volume and severity of past due loans • Nature and volume of the portfolio • Experience and ability of management • Volume and severity of problem credits • Results of loan reviews • National, state, regional and local economic trends and business conditions • General economic conditions • Unemployment rates • Inflation / CPI • Changes in values of underlying collateral for collateral-dependent loans • Value of underlying collateral • Existence and effect of any credit concentrations, and changes in the level of such concentrations The Company analyzes its loan portfolio each quarter to determine the appropriateness of its allowance for loan losses. A loan is considered impaired when, based upon current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and shortages generally are not classified as impaired. Generally the Company considers impaired loans to include loans classified as non-accrual loans and loans past due for longer than 90 days. Accounting standards require that loan origination and commitment fees and direct loan origination costs be deferred and the net amount amortized as an adjustment of the related loan’s yield. Troubled Debt Restructurings (TDRs) A restructuring of debt constitutes a TDR if the creditor for economic or legal reasons related to the debtor’s financial difficulties grants a concession to the debtor that it would not otherwise consider. The determination of whether a concession has been granted includes an evaluation of the debtor’s ability to access funds at a market rate for debt with similar risk characteristics and among other things, the significance of the modification relative to unpaid principal or collateral value of the debt, and/or the significance of a delay in the timing of payments relative to the frequency of payments, original maturity date or the expected duration of the loan. The most common concessions granted generally include one or more modifications to the terms of the debt such as a reduction in the interest rate for the remaining life of the debt, an extension of the maturity date at an interest rate lower than the current market rate for new debt with similar risk, or reduction of the unpaid principal or interest. All TDRs are considered impaired loans. Mortgage Servicing Rights Mortgage servicing rights (MSRs) are recorded when the Bank sells mortgage loans and retains the servicing on those loans. On a monthly basis, MVB tracks the amount of mortgage loans that are sold with servicing retained. A valuation is done to determine the MSR’s value, which is then recorded as an asset and amortized over the period of estimated net servicing revenues. The balance of MSR’s is evaluated for impairment quarterly, and was determined not to be impaired at December 31, 2013 or 2012. Servicing loans for others generally consists of collecting mortgage payments from borrowers, maintaining escrow accounts, remitting payments to third party investors and when necessary, foreclosure processing. Serviced loans are not included in the Consolidated Balance Sheets. The amortization taken on the servicing asset for the years ended December 31, 2013 and 2012 was $369 and $47, respectively. At December 31, 2013 and 2012, total loans serviced for 45 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 others totaled $248,491 and $89,295, respectively. Premises and Equipment Premises and equipment are carried at cost less accumulated depreciation. The provision for depreciation is computed for financial reporting by the straight-line-method based on the estimated useful lives of assets, which range from 7 to 40 years on buildings and leasehold improvements and 3 to 10 years on furniture, fixtures and equipment. Intangible Assets and Goodwill The Company tests goodwill for impairment on an annual basis. If it is determined that the fair value of the reporting unit is less than the carrying value of the unit, the Company would be required to recognize impairment equal to the difference between the fair value and the carrying value. Based upon this assessment it was determined that goodwill was not impaired at December 31, 2013 or 2012. As of December 31, 2013 and 2012, the Company had goodwill of $17.8 million and $17.6 million. Restricted Bank Stock The Bank is a member of the FHLB of Pittsburgh and as such, is required to maintain a minimum investment in stock of the FHLB that varies with the level of advances outstanding with the FHLB. As of December 31, 2013 and 2012, the Bank holds $6,267 and $2,798, respectively. The stock is bought from and sold to the FHB based upon its $100 par value. The stock does not have a readily determinable fair value and as such is classified as restricted stock, carried at cost and evaluated by management. The stock’s value is determined by the ultimate recoverability of the par value rather than by recognizing temporary declines. The determination of whether the par value will ultimately be recovered is influenced by criteria such as the following: (a) A significant decline in net assets of the FHLB as compared to the capital stock amount and the length of time this situation has persisted (b) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance (c) the impact of legislative and regulatory changes on the customer base of the FHLB and (d) the liquidity position of the FHLB. Management evaluated the stock and concluded that the stock was not impaired for the periods presented herein. Management considered that the FHLB’s regulatory capital ratios have improved in the most recent quarters, liquidity appears adequate, new shares of FHLB stock continue to exchange hands at the $100 par value and the FHLB has repurchased shares of excess capital stock from its members during 2012 and 2013 and has reinstituted the dividend. Income Taxes The Company and the Bank file a consolidated federal income tax return. Deferred tax assets and liabilities are computed based on the difference between the financial statement basis and income tax basis of assets and liabilities using the enacted marginal tax rates. Deferred income tax expenses or benefits are based on the changes in the net deferred tax asset or liability from period to period. Stock Based Compensation The Company accounts for stock-based compensation in accordance with generally accepted accounting standards. Under these standards the Company is required to record compensation expense for all awards granted after the date of adoption and for any unvested options previously granted. Foreclosed Assets Held for Resale Foreclosed assets held for resale acquired in satisfaction of mortgage obligations and in foreclosure proceedings are recorded at fair value less estimated selling costs at the time of foreclosure, with any valuation adjustments charged to the allowance for loan losses. Any gains or losses on sale are then recorded in other non-interest expense. At December 31, 2013 and 2012, the Company held other real estate of $375 and $207. Earnings Per Share Diluted net income per common share includes any dilutive effects of stock options, and is computed by dividing net income by the average number of common shares outstanding during the period less the preferred stock dividend, adjusted for the dilutive effect of options under the Company’s 2003 and 2013 Stock Incentive Plan. 46 002933_MVB_annual_report_FIN.indd 43-44 5/14/14 4:08 PM

43 42 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 Comprehensive Income Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and minimum pension liability, are reported as a separate component of the equity section of the Consolidated Balance Sheet, such items, along with net income, are components of comprehensive income. Bank-owned life insurance Bank-owned life insurance (“BOLI”) represents life insurance on the lives of certain Company employees who have provided positive consent allowing the Company to be the beneficiary of such policies. These policies are recorded at their cash surrender value, or the amount that can be realized upon surrender of the policy. Income from these policies is not subject to income taxes and is recorded as other income. Advertising Costs Advertising costs are expensed as incurred. Advertising expense was $1.4 million and $647,000 for 2013 and 2012, respectively. Transfers of Financial Assets Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (i) the assets have been isolated from the company, (ii) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (iii) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. Reclassifications Certain amounts in the 2012 financial statements have been reclassified to conform to the 2013 financial statement presentation. Recent Accounting Pronouncements In February 2013, the FASB issued ASU 2013-04, Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation is Fixed at the Reporting Date. The ASU requires the measurement of obligations resulting from joint and several liability arrangements for which the total amount of the obligation is fixed at the reporting date as the sum of the amount the reporting entity agreed to pay on the basis of its arrangement with its co-obligors as well as any additional amount that the entity expects to pay on behalf of its co-obligors. The new standard is effective retrospectively for fiscal years and interim periods within those years, beginning after December 15, 2013, and early adoption is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements. In April 2013, the FASB issued ASU 2013-07, Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting. The amendments in this Update are being issued to clarify when an entity should apply the liquidation basis of accounting. In addition, the guidance provides principles for the recognition and measurement of assets and liabilities and requirements for financial statements prepared using the liquidation basis of accounting. The amendments require an entity to prepare its financial statements using the liquidation basis of accounting when liquidation is imminent. Liquidation is imminent when the likelihood is remote that the entity will return from liquidation and either (a) a plan for liquidation is approved by the person or persons with the authority to make such a plan effective and the likelihood is remote that the execution of the plan will be blocked by other parties or (b) a plan for liquidation is being imposed by other forces (for example, involuntary bankruptcy). If a plan for liquidation was specified in the entity’s governing documents from the entity’s inception (for example, limited-life entities), the entity should apply the liquidation basis of accounting only if the approved plan for liquidation differs 47 For the years ended December 31, (Dollars in thousands except shares and per share data) 2013 2012 Numerator for both basic and diluted earnings per share: Net Income $ 4,020 $ 4,168 Less: Dividends on preferred stock 85 136 Net income available to common shareholders $ 3,935 $ 4,032 Denominator: Total average shares outstanding 6,657,093 4,388,650 Effect of dilutive stock options 281,935 120,584 Total diluted average shares outstanding 6,939,028 4,509,234 Earnings Per Share - Basic $ 0.59 $ 0.92 Earnings Per Share - Diluted $ 0.57 $ 0.90 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 from the plan for liquidation that was specified at the entity’s inception. The amendments are effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013, and interim reporting periods therein. Entities should apply the requirements prospectively from the day that liquidation becomes imminent. Early adoption is permitted. Entities that use the liquidation basis of accounting as of the effective date in accordance with other Topics (for example, terminating employee benefit plans) are not required to apply the amendments. Instead, those entities should continue to apply the guidance in those other Topics until they have completed liquidation. This ASU is not expected to have a significant impact on the Company’s financial statements. In June 2013, the FASB issued ASU 2013-08, Financial Services — Investment Companies (Topic 946): Amendments to the Scope, Measurement, and Disclosure Requirements. The amendments in this Update affect the scope, measurement, and disclosure requirements for investment companies under U.S. GAAP. The amendments do all of the following: 1. Change the approach to the investment company assessment in Topic 946, clarify the characteristics of an investment company, and provide comprehensive guidance for assessing whether an entity is an investment Company. 2. Require an investment company to measure noncontrolling ownership interests in other investment companies at fair value rather than using the equity method of accounting. 3. Require the following additional disclosures: (a) the fact that the entity is an investment company and is applying the guidance in Topic 946, (b) information about changes, if any, in an entity’s status as an investment company, and (c) information about financial support provided or contractually required to be provided by an investment company to any of its investees. The amendments in this Update are effective for an entity’s interim and annual reporting periods in fiscal years that begin after December 15, 2013. Earlier application is prohibited. This ASU is not expected to have a significant impact on the Company’s financial statements. In July 2013, the FASB issued ASU 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This Update applies to all entities that have unrecognized tax benefits when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists at the reporting date. An unrecognized tax benefit, or a portion of an unrecognized tax benefit, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward, except as follows. To the extent a net operating loss carryforward, a similar tax loss, or a tax credit carryforward is not available at the reporting date under the tax law of the applicable jurisdiction to settle any additional income taxes that would result from the disallowance of a tax position or the tax law of the applicable jurisdiction does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. The assessment of whether a deferred tax asset is available is based on the unrecognized tax benefit and deferred tax asset that exist at the reporting date and should be made presuming disallowance of the tax position at the reporting date. The amendments in this Update are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. The amendments should be applied prospectively to all unrecognized tax benefits that exist at the effective date. Retrospective application is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements. In January 2014, FASB issued ASU 2014-01, Investments — Equity Method and Join Ventures (Topic 323): Accounting for Investments in Qualified Affordable Housing Projects. The amendments in this Update permit reporting entities to make an accounting policy election to account for their investments in qualified affordable housing projects using the proportional amortization method if certain conditions are met. Under the proportional amortization method, an entity amortizes the initial cost of the investment in proportion to the tax credits and other tax benefits received and recognizes the net investment performance in the income statement as a component of income tax expense (benefit). The amendments in this Update should be applied retrospectively to all periods presented. A reporting entity that uses the effective yield method to account for its investments in qualified affordable housing projects before the date of adoption may continue to apply the effective yield method for those preexisting investments. The amendments in this Update are effective for public business entities for annual periods and interim reporting periods within those annual periods, beginning after December 15, 2014. Early adoption is permitted. This ASU is not expected to have a significant impact on the Company’s financial statements. In January 2014, the FASB issued ASU 2014-04, Receivables — Troubled Debt Restructurings by Creditors (Subtopic 310-40): Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure. The amendments in this Update clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require interim and annual disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure according to local requirements of the applicable jurisdiction. The amendments in this Update are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. An entity can elect to 48 002933_MVB_annual_report_FIN.indd 45-46 5/14/14 4:08 PM

45 44 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 adopt the amendments in this Update using either a modified retrospective transition method or a prospective transition method. This ASU is not expected to have a significant impact on the Company’s financial statements. 49 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 NOTE 2. INVESTMENT SECURITIES Amortized cost and fair values of investment securities held-to-maturity at December 31, 2013, including gross unrealized gains and losses, are summarized as follows: Amortized cost and fair values of investment securities held-to-maturity at December 31, 2012, including gross unrealized gains and losses, are summarized as follows: Amortized cost and fair values of investment securities available-for-sale at December 31, 2013 are summarized as follows: Amortized cost and fair values of investment securities available-for-sale at December 31, 2012 are summarized as follows: 50 Amortized Unrealized Unrealized Fair (in thousands) Cost Gain Loss Value Municipal securities $ 56,670 $ 367 $ (2,919) $ 54,118 Total investment securities held-to-maturity $ 56,670 $ 367 $ (2,919) $ 54,118 Amortized Unrealized Unrealized Fair (in thousands) Cost Gain Loss Value Municipal securities $ 35,370 $ 988 $ (140) $ 36,218 Total investment securities held-to-maturity $ 35,370 $ 988 $ (140) $ 36,218 Amortized Unrealized Unrealized Fair (in thousands) Cost Gain Loss Value U. S. Agency securities $ 60,744 $ — $ (1,922) $ 58,822 U.S. Sponsored Mortgage-backed securities 47,317 118 (843) 46,592 Total debt securities 108,061 118 (2,765) 105,414 Equity and other securities 810 187 — 997 Total investment securities available-for-sale $ 108,871 $ 305 $ (2,765) $ 106,411 Amortized Unrealized Unrealized Fair (in thousands) Cost Gain Loss Value U. S. Agency securities $ 21,951 $ 247 $ (6) $ 22,192 U.S. Sponsored Mortgage-backed securities 56,217 328 (169) 56,376 Total debt securities 78,168 575 (175) 78,568 Equity and other securities 810 — — 810 Total investment securities available-for-sale $ 78,978 $ 575 $ (175) $ 79,378 002933_MVB_annual_report_FIN.indd 47-48 5/14/14 4:08 PM

47 46 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 The following tables summarize amortized cost and fair values of debt securities by maturity: Investment securities with a carrying value of $152,193 and $98,209 at December 31, 2013 and 2012, respectively, were pledged to secure public funds, repurchase agreements and potential borrowings at the Federal Reserve discount window. The Company’s investment portfolio includes securities that are in an unrealized loss position as of December 31, 2013, the details of which are included in the following table. Although these securities, if sold at December 31, 2013 would result in a pretax loss of $5,684, the Company has no intent to sell the applicable securities at such fair values, and maintains the Company has the ability to hold these securities until all principal has been recovered. Declines in the fair values of these securities can be traced to general market conditions which reflect the prospect for the economy as a whole. When determining other-than-temporary impairment on securities, the Company considers such factors as adverse conditions specifically related to a certain security or to specific conditions in an industry or geographic area, the time frame securities have been in an unrealized loss position, the Company’s ability to hold the security for a period of time sufficient to allow for anticipated recovery in value, whether or not the security has been downgraded by a rating agency, and whether or not the financial condition of the security issuer has severely deteriorated. As of December 31, 2013, the Company considers all securities with unrealized loss positions to be temporarily impaired, and consequently, does not believe the Company will sustain any material realized losses as a result of the current temporary decline in fair value. The following table discloses investments in an unrealized loss position at December 31, 2013: 51 December 31, 2013 Held to Maturity Available for sale Approximate Amortized Fair Amortized Fair Cost Value Cost Value Within one year $ — $ — $ — $ — After one year, but within five 1,707 1,749 24,857 24,456 After five years, but within ten 14,062 13,928 47,208 45,698 After ten Years 40,901 38,441 35,996 35,260 Total $ 56,670 $ 54,118 $ 108,061 $ 105,414 (in thousands) Less than 12 months 12 months or more Description and number of positions Fair Value Unrealized Loss Fair Value Unrealized Loss U.S. Agency securities (19) $ 58,822 $ (1,922) $ — $ — U.S. Sponsored Mortgage-backed securities (18) 14,969 (113) 19,781 (730) Municipal securities (103) 35,502 (2,535) 4,471 (384) $ 109,293 $ (4,570) $ 24,252 $ (1,114) Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 The following table discloses investments in an unrealized loss position at December 31, 2012: The Company sold investments available-for-sale of $15.2 million and $48.6 million in 2013 and 2012, respectively. These sales resulted in gains of $145 and $665 in 2013 and 2012, respectively. Losses on the sale of investments available-for-sale totaled $0 and $27 in 2013 and 2012, respectively. NOTE 3. LOANS AND ALLOWANCE FOR LOAN LOSSES The Company routinely generates 1-4 family mortgages for sale into the secondary market. During 2013 and 2012, the Company recognized sales proceeds of $1.0 billion and $146.1 million, resulting in gains on loans held for sale of $21.9 million and $3.8 million, respectively. The components of loans in the Consolidated Balance Sheet at December 31, were as follows: As of December 31, 2013 and 2012, net deferred fees and costs of $1,462 and $785, respectively, were included in the carrying value of loans. The following table summarizes the primary segments of the loan portfolio as of December 31, 2013 and 2012 (in thousands): 52 (in thousands) Less than 12 months 12 months or more Description and number of positions Fair Value Unrealized Loss Fair Value Unrealized Loss U.S. Agency securities (3) $ 9,676 $ (6) $ — $ — U.S. Sponsored Mortgage-backed securities (11) 28,688 (169) — — Municipal securities (28) 11,216 (140) — — $ 49,580 $ (315) $ — $ — (in thousands) 2013 2012 Commercial and non-residential real estate $ 457,388 $ 299,639 Residential real estate 118,204 113,212 Home equity 27,797 16,800 Installment 18,285 16,174 Credit card 631 618 $ 622,305 $ 446,443 Commercial Residential Home Equity Installment Credit Cards Total December 31, 2013 Individually evaluated for impairment $ 6,254 $ 261 $ 28 $ 92 $ 1 $ 6,636 Collectively evaluated for impairment 451,134 117,943 27,769 18,193 630 615,669 Total Loans $ 457,388 $ 118,204 $ 27,797 $ 18,285 $ 631 $ 622,305 December 31, 2012 Individually evaluated for impairment $ 3,074 $ 43 $ — $ 1 $ — $ 3,118 Collectively evaluated for impairment 296,565 113,169 16,800 16,173 618 443,325 Total Loans $ 299,639 $ 113,212 $ 16,800 $ 16,174 $ 618 $ 446,443 002933_MVB_annual_report_FIN.indd 49-50 5/14/14 4:08 PM

49 48 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 Loans are considered to be impaired when, based on current information and events, it is probable that the Company will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in evaluating impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. The Company also separately evaluates individual consumer and residential mortgage loans for impairment. The Chief Credit Officer identifies these loans individually by monitoring the delinquency status of the Bank’s portfolio. Once identified, the Bank’s ongoing communications with the borrower allow Management to evaluate the significance of the payment delays and the circumstances surrounding the loan and the borrower. A collateral evaluation is completed when it is determined that the loan is impaired. Once the determination has been made that a loan is impaired, the determination of whether a specific allocation of the allowance is necessary is measured by comparing the recorded investment in the loan to the fair value of the loan using one of three methods: (a) the present value of expected future cash flows discounted at the loan’s effective interest rate; (b) the loan’s observable market price; or (c) the fair value of the collateral less selling costs. The method is selected on a loan-by-loan basis, with management primarily utilizing the fair value of collateral method. The evaluation of the need and amount of a specific allocation of the allowance and whether a loan can be removed from impairment status is made on a quarterly basis. The following table presents impaired loans by class, segregated by those for which a specific allowance was required and those for which a specific allowance was not necessary as of December 31, 2013 and 2012 (in thousands): 53 Impaired Loans with No Impaired Loans with Specific Specific Allowance Allowance Total Impaired Loans Unpaid Recorded Related Recorded Recorded Principal Investment Allowance Investment Investment Balance December 31, 2013 Commercial $ 6,134 $ 1,243 $ 120 $ 6,254 $ 6,254 Residential 261 175 — 261 261 Home Equity 28 28 — 28 28 Installment 24 11 68 92 92 Credit Card 1 1 — 1 1 Total impaired loans $ 6,448 $ 1,458 $ 188 $ 6,636 $ 6,636 December 31, 2012 Commercial $ 3,074 $ 683 $ — $ 3,074 $ 3,074 Residential 43 16 — 43 43 Installment 1 24 — 1 1 Total impaired loans $ 3,118 $ 723 $ — $ 3,118 $ 3,118 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 The following table presents the average recorded investment in impaired loans and related interest income recognized for the years ended (in thousands): Management uses a nine point internal risk rating system to monitor the credit quality of the overall loan portfolio. The first six categories are considered not criticized, and are aggregated as “Pass” rated. The criticized rating categories utilized by management generally follow bank regulatory definitions. The Special Mention category includes assets that are currently protected but are potentially weak, resulting in an undue and unwarranted credit risk, but not to the point of justifying a Substandard classification. Loans in the Substandard category have well-defined weaknesses that jeopardize the liquidation of the debt, and have a distinct possibility that some loss will be sustained if the weaknesses are not corrected. All loans greater than 90 days past due are considered Substandard. The portion of any loan that represents a specific allocation of the allowance for loan losses is placed in the Doubtful category. Any portion of a loan that has been charged off is placed in the Loss category. To help ensure that risk ratings are accurate and reflect the present and future capacity of borrowers to repay a loan as agreed, the Bank has a structured loan rating process with several layers of internal and external oversight. Generally, consumer and residential mortgage loans are included in the Pass categories unless a specific action, such as bankruptcy, repossession, or death occurs to raise awareness of a possible credit event. The Bank’s Chief Credit Officer is responsible for the timely and accurate risk rating of the loans in the portfolio at origination and on an ongoing basis. The Credit Department performs an annual review of all commercial relationships $750,000 or greater. Confirmation of the appropriate risk grade is included in the review on an ongoing basis. The Bank has an experienced Credit Department that continually reviews and assesses loans within the portfolio. The Credit Department compiles detailed reviews, including plans for resolution, on loans classified as Substandard on a quarterly basis. Loans in the Special Mention and Substandard categories that are collectively evaluated for impairment are given separate consideration in the determination of the allowance. The following table represents the classes of the loan portfolio summarized by the aggregate Pass and the criticized categories of Special Mention, Substandard and Doubtful within the internal risk rating system as of December 31, 2013 and 2012 (in thousands): 54 December 31, 2013 2012 Average investment in impaired loans $ 4,623 $ 2,970 Interest income recognized on an accrual basis on impaired loans $ 180 $ 112 Special Pass Mention Substandard Doubtful Total December 31, 2013 Commercial $ 437,474 $ 11,566 $ 8,348 $ — $ 457,388 Residential 115,283 2,660 261 — 118,204 Home Equity 27,662 107 28 — 27,797 Installment 17,579 614 92 — 18,285 Credit Card 628 2 1 — 631 Total $ 598,626 $ 14,949 $ 8,730 $ — $ 622,305 December 31, 2012 Commercial $ 286,472 $ 8,646 $ 1,770 $ 2,751 $ 299,639 Residential 110,663 2,260 289 — 113,212 Home Equity 16,540 260 — — 16,800 Installment 15,806 354 13 1 16,174 Credit Card 589 29 — — 618 Total $ 430,070 $ 11,549 $ 2,072 $ 2,752 $ 446,443 002933_MVB_annual_report_FIN.indd 51-52 5/14/14 4:08 PM

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2013

Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due. The following table presents the classes of the loan portfolio summarized by the aging categories of performing loans and nonaccrual loans as of December 31, 2013 and 2012 (in thousands):

	Current	30-59 Days Past Due	60-89 Days Past Due	90 Days + Past Due	Total Past Due	Total Loans	Non-Accrual	90+ Days Still Accruing
December 31, 2013								
Commercial	$ 456,580	$ 216	$ 24	$ 284	$ 524	$ 457,388	$ 284	$ —
Residential	116,121	1,401	193	460	2,054	$ 118,204	29	431
Home Equity	27,741	28	—	28	56	$ 27,797	—	28
Installment	18,043	90	—	76	166	$ 18,285	76	—
Credit Card	628	2	—	1	3	$ 631	—	1
Total	$ 619,113	$ 1,737	$ 217	$ 849	$ 2,803	$ 622,305	$ 389	$ 460
December 31, 2012								
Commercial	$ 292,214	$ 767	$ 221	$ 3,356	$ 4,344	$ 299,639	$ 3,081	$ 275
Residential	111,010	1,772	293	94	2,159	113,212	43	51
Home Equity	16,772	28	—	—	28	16,800	—	—
Installment	15,990	179	—	4	183	16,174	1	3
Credit Card	589	24	5	—	29	618	—	—
Total	$ 436,575	$ 2,770	$ 519	$ 3,454	$ 6,743	$ 446,443	$ 3,125	$ 329

An allowance for loan losses ("ALL") is maintained to absorb losses from the loan portfolio. The ALL is based on management's continuing evaluation of the risk characteristics and credit quality of the loan portfolio, assessment of current economic conditions, diversification and size of the portfolio, adequacy of collateral, past and anticipated loss experience, and the amount of non-performing loans.

Interest income on loans would have increased by approximately $47 and $144 for 2013 and 2012, respectively, if loans had performed in accordance with their terms.

The Bank's methodology for determining the ALL is based on the requirements of ASC Section 310-10-35 for loans individually evaluated for impairment (discussed above) and ASC Subtopic 450-20 for loans collectively evaluated for impairment, as well as the Interagency Policy Statements on the Allowance for Loan and Lease Losses and other bank regulatory guidance. The total of the two components represents the Bank's ALL.

Loans that are collectively evaluated for impairment are analyzed with general allowances being made as appropriate. For general allowances, historical loss trends are used in the estimation of losses in the current portfolio. These historical loss amounts are modified by qualified factors.

The classes described above, which are based on the Federal call code assigned to each loan, provide the starting point for the ALL analysis. Management tracks the historical net charge-off activity at the call code level. A historical charge-off factor is calculated utilizing a defined number of consecutive historical quarters. Commercial, Residential, Home Equity, Installment and Credit Card pools currently utilize a rolling 12 quarters.

"Pass" rated credits are segregated from "Criticized" credits for the application of qualitative factors. Loans in the criticized pools, which possess certain qualities or characteristics that may lead to collection and loss issues, are closely monitored by

50

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MVB FINANCIAL CORP. AND SUBSIDIARIES
December 31, 2013

management and subject to additional qualitative factors.

Management has identified a number of additional qualitative factors which it uses to supplement the historical charge-off factor because these factors are likely to cause estimated credit losses associated with the existing loan pools to differ from historical loss experience. The additional factors that are evaluated quarterly and updated using information obtained from internal, regulatory, and governmental sources are: national and local economic trends and conditions; levels of and trends in delinquency rates and non-accrual loans; trends in volume and terms of loans; effects of changes in lending policies; experience, ability, and depth of lending staff; value of underlying collateral; and concentrations of credit from a loan type, industry and/or geographic standpoint.

Loans that are 90 days past due and still accruing are both adequately secured and in the process of collection.

Management reviews the loan portfolio on a quarterly basis using a defined, consistently applied process in order to make appropriate and timely adjustments to the ALL. When information confirms all or part of specific loans to be uncollectible, these amounts are promptly charged off against the ALL.

The following table summarizes the primary segments of the ALL, segregated into the amount required for loans individually evaluated for impairment and the amount required for loans collectively evaluated for impairment as of December 31, 2013 and 2012. Activity in the allowance is presented for the years ended December 31, 2013 and 2012 (in thousands):

	Commercial	Residential	Home Equity	Installment	Credit Card	Total
ALL balance at December 31, 2012	$ 3,107	$ 514	$ 242	$ 200	$ 13	$ 4,076
Charge-offs	(1,458)	(38)	—	(12)	(21)	(1,529)
Recoveries	57	60	10	1	—	128
Provision	1,903	(17)	302	50	22	2,260
ALL balance at December 31, 2013	$ 3,609	$ 519	$ 554	$ 239	$ 14	$ 4,935
Individually evaluated for impairment	$ 1,243	$ 175	$ 28	$ 11	$ 1	$ 1,458
Collectively evaluated for impairment	$ 2,366	$ 344	$ 526	$ 228	$ 13	$ 3,477

	Commercial	Residential	Home Equity	Installment	Credit Card	Total
ALL balance at December 31, 2011	$ 2,164	$ 366	$ 249	$ 255	$ 11	$ 3,045
Charge-offs	(1,731)	—	(9)	(51)	—	(1,791)
Recoveries	5	—	5	12	—	22
Provision	2,669	148	(3)	(16)	2	2,800
ALL balance at December 31, 2012	$ 3,107	$ 514	$ 242	$ 200	$ 13	$ 4,076
Individually evaluated for impairment	$ 683	$ 16	$ —	$ 24	$ —	$ 723
Collectively evaluated for impairment	$ 2,424	$ 498	$ 242	$ 176	$ 13	$ 3,353

During late 2013, the Bank purchased $74.3 million in commercial loans in the northern Virginia area. Because these purchased loans were marked to fair value at the time they were recorded on the balance sheet, there is no consideration given to these loans in the calculation of the allowance for loan losses.

51

53 52 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 The provision for the commercial portfolio decreased $766 during 2013 to $1,903 as of December 31, 2013. This decrease was the result of decreasing charge-off trends and an improving commercial loan portfolio. The provision for the home equity loan portfolio increased $305 during 2013 as a result of growth in home equity loans. The allowance for loan losses is based on estimates, and actual losses will vary from current estimates. Management believes that the granularity of the homogeneous pools and the related historical loss ratios and other qualitative factors, as well as the consistency in the application of assumptions, result in an ALL that is representative of the risk found in the components of the portfolio at any given date. 57 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 Troubled Debt Restructurings The restructuring of a loan is considered a “troubled debt restructuring” if both (i) the borrower is experiencing financial difficulties and (ii) the creditor has granted a concession. Concessions may include interest rate reductions or below market interest rates, principal forgiveness, restructuring amortization schedules and other actions intended to minimize potential losses. Troubled debt restructurings during 2013 and 2012 are set forth in the following table. No TDR’s have defaulted. At December 31, 2013 and 2012, the Bank had specific reserve allocations for TDR’s of $268 and $154, respectively. The following table presents details related to loans identified as Troubled Debt Restructurings during the years ended December 31, 2013 and 2012. (1) The pre-modification and post-modification balances represent the balances outstanding immediately before and after modification of the loan. N OTE 4. PREMISES AND EQUIPMENT Premises and equipment at December 31, were as follows: Depreciation expense amounted to $936 and $533 for 2013 and 2012, respectively. N OTE 5. DEPOSITS Deposits at December 31, were as follows: 58 December 31, 2013 December 31, 2012 (Dollars in thousands) Number of Contracts Pre- Modification Outstanding Recorded Investment Post- Modification Outstanding Recorded Investment Number of Contracts Pre- Modification Outstanding Recorded Investment Post- Modification Outstanding Recorded Investment Commercial 6 $ 4,820 $ 4,702 3 $ 1,235 $ 1,235 Home equity 1 28 28 — — — Installment 3 8 6 3 13 13 Total 10 $ 4,856 $ 4,736 6 $ 1,248 $ 1,248 (in thousands) 2013 2012 Land $ 1,976 $ 1,243 Buildings and improvements 7,755 6,179 Furniture, fixtures and equipment 7,000 4,882 Construction in progress 4,154 2,668 Leasehold improvements 1,203 615 22,088 15,587 Accumulated depreciation (5,169) (4,233) Net premises and equipment $ 16,919 $ 11,354 (in thousands) 2013 2012 Demand deposits of individuals, partnerships, and corporations Interest bearing demand $ 320,420 $ 225,369 Non-interest bearing demand 63,336 54,619 Savings and money markets 70,902 48,789 Time deposits including CDs and IRAs 241,153 157,742 Total deposits $ 695,811 $ 486,519 Time deposits of over $100 included above $ 163,209 $ 86,872 002933_MVB_annual_report_FIN.indd 55-56 5/14/14 4:08 PM

55 54 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 Maturities of time deposits at December 31, 2013 were as follows (in thousands): N OTE 6. BORROWED FUNDS Short-term borrowings and Repurchase Agreements Along with traditional deposits, the Bank has access to both overnight repurchase agreements and short-term borrowings from FHLB to fund its operations and investments. Repurchase agreements totaled $81.6 million at December 31, 2013, compared to $70.2 million in 2012. Short-term borrowings from FHLB totaled $98.0 million at December 31, 2013, compared to $82.1 million at year-end 2012. Information related to short-term borrowings and repurchase agreements is summarized below: Average balances in the table above were calculated using daily averages for the related accounts. The Bank is a member of the Federal Home Loan Bank (“FHLB”) of Pittsburgh, Pennsylvania. The remaining maximum borrowing capacity with the FHLB at December 31, 2013 was approximately $107,660. At December 31, 2013 and 2012 the Bank had borrowed $104,647 and $32,600. 59 2014 $ 204,848 2015 13,564 2016 7,383 2017 5,471 2018 9,887 Total $ 241,153 (Dollars in thousands) 2013 2012 Balance at end of year $ 179,606 $ 93,299 Average balance during the year 135,852 74,040 Maximum month-end balance 179,606 93,299 Weighted-average rate during the year 0.52% 0.72% Rate at December 31 0.43% 0.66% Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 Borrowings from the FHLB as of December 31 were as follows: Borrowings from the FHLB are secured by stock in the FHLB of Pittsburgh, qualifying first mortgage loans, mortgage-backed securities and certain investment securities. Bank subsidiary PMG had borrowings of $59.0 million at December 31, 2012, which were comprised of three floating rate lines of credit with other banks. The three floating rate lines have since been paid off and PMG now utilizes FHLB borrowings. A summary of maturities of these borrowings over the next five years is as follows (in thousands): Subordinated Debt In March 2007 the Company completed the private placement of $4 million Floating Rate, Trust Preferred Securities through its MVB Financial Statutory Trust I subsidiary (the “Trust”). The Company established the Trust for the sole purpose of issuing the Trust Preferred Securities pursuant to an Amended and Restated Declaration of Trust. The proceeds from the sale of the Trust Preferred Securities will be loaned to the Company under subordinated Debentures (the “Debentures”) issued to the Trust pursuant to an Indenture. The Debentures are the only asset of the Trust. The Trust Preferred Securities have been issued to a pooling vehicle that will use the distributions on the Trust Preferred Securities to securitize note obligations. The securities issued by the Trust are includable for regulatory purposes as a component of the Company’s Tier I capital. The Trust Preferred Securities and the Debentures mature in 2037 and have been redeemable by the Company since 2012. Interest payments are due in March, June, September and December and are adjusted at the interest due dates at a rate of 1.62% over the three month LIBOR Rate. The Company reflects borrowed funds in the amount of $4.1 million as of December 31, 2013 and 2012 and interest expense of $79 and $87 for the years ended December 31, 2013 and 2012, respectively. 60 (Dollars in thousands) 2013 2012 Fixed interest rate notes, originating between April 1999 and December 2007, due between April 2014 and April 2022, interest of between 4.50% and 5.90% payable monthly $ 5,759 $ 6,656 Fixed interest rate note, originating March 2008, due March 2013, interest of 2.37% payable quarterly — 2,000 Amortizing fixed interest rate note, originating February 2007, due February 2022, payable in monthly installments of $5, including interest of 5.22% 860 879 $ 6,619 $ 9,535 Year Amount 2014 1,161 2015 169 2016 1,246 2017 1,470 2018 81 Thereafter 2,492 $ 6,619 002933_MVB_annual_report_FIN.indd 57-58 5/14/14 4:08 PM

57 56 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 NOTE 7. COMMITMENTS AND CONTINGENT LIABILITIES Commitments The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amounts recognized in the statements of financial condition. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s credit worthiness on a case-by-case basis. The amount and type of collateral obtained, if deemed necessary by the Company upon extension of credit, varies and is based on management’s credit evaluation of the customer. Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loans to customers. The Company’s policy for obtaining collateral, and the nature of such collateral, is essentially the same as that involved in making commitments to extend credit. 61 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 Total contractual amounts of the commitments as of December 31 were as follows: Concentration of Credit Risk The Company grants a majority of its commercial, financial, agricultural, real estate and installment loans to customers throughout the Marion, Harrison, Monongalia, Jefferson and Berkeley County areas of West Virginia and adjacent counties. Collateral for loans is primarily residential and commercial real estate, personal property, and business equipment. The Company evaluates the credit worthiness of each of its customers on a case-by-case basis, and the amount of collateral it obtains is based upon management’s credit evaluation. Regulatory Beginning in 2013, the Company is required to maintain certain reserve balances on hand in accordance with the Federal Reserve Board requirements. The average balance maintained in accordance with such requirements was $7,986 on December 31, 2013. Contingent Liability The subsidiary bank is involved in various legal actions arising in the ordinary course of business. In the opinion of management and counsel, the outcome of these matters will not have a significant adverse effect on the consolidated financial statements. N OTE 8. INCOME TAXES The amount reflected as income taxes represents federal and state income taxes on financial statement income. Certain items of income and expense, primarily the provision for possible loan losses, allowance for losses on foreclosed assets held for resale, depreciation, and accretion of discounts on investment securities are reported in different accounting periods for income tax purposes. The provisions for income taxes for the years ended December 31, were as follows: 62 (in thousands) 2013 2012 Available on lines of credit $ 89,956 $ 60,357 Stand-by letters of credit 680 458 Other loan commitments 1,681 1,616 $ 92,317 $ 62,431 (in thousands) 2013 2012 Current: Federal $ 216 $ 1,479 State 273 331 $ 489 $ 1,810 Deferred expense(benefit) Federal $ 464 $ (115) State 30 (29) 494 (144) Income Tax expense $ 983 $ 1,666 002933_MVB_annual_report_FIN.indd 59-60 5/14/14 4:08 PM

59 58 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 Following is a reconciliation of income taxes at federal statutory rates to recorded income taxes for the year ended December 31: Deferred tax assets and liabilities are the result of timing differences in recognition of revenue and expense for income tax and financial statement purposes. Deferred income tax assets and (liabilities) were comprised of the following at December 31 (in thousands): N o deferred income tax valuation allowance is provided since it is more likely than not that realization of the deferred income tax asset will occur in future years. The Company prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Benefits from tax positions should be recognized in the financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent financial reporting period in which that threshold is met. Previously recognized tax positions that no longer meet the morelikely- than-not recognition threshold should be derecognized in the first subsequent financial reporting period in which that threshold is no longer met. There is currently no liability for uncertain tax positions and no known unrecognized tax benefits. With limited exception, the Company’s federal and state income tax returns for taxable years through 2009 have been closed for purposes of examination by the federal and state taxing jurisdictions. 63 2013 2012 (Dollars in thousands) Amount % Amount % Tax at Federal tax rate $ 1,701 34.0%$ 1,984 34.0% Tax effect of: State income tax 125 2.5% 146 2.5% Tax exempt earnings (839) -16.8% (465) -8.0% Other (4) 0.0% 1 0.0% $ 983 19.7%$ 1,666 28.5% 2013 2012 Allowance for loan losses $ 1,263 $ 1,203 Minimum pension liability 990 1,157 Unrealized gain on securities available-for-sale 984 — Gross deferred tax assets 3,237 2,360 Depreciation (747) (477) Unrealized loss on securities available-for-sale — (160) Pension (22) (184) Goodwill (446) — Gross deferred tax liabilities (1,215) (821) Net deferred tax asset $ 2,022 $ 1,539 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 NOTE 9. RELATED PARTY TRANSACTIONS The Company has granted loans to officers and directors of the Company and to their associates. Related party loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and do not involve more than normal risk of collectability. Set forth below is a summary of the related loan activity. The Company held related party deposits of $4,637 and $11,483 at December 31, 2013 and December 31, 2012, respectively. The Company held related party repurchase agreements of $1,467 and $361 at December 31, 2013 and December 31, 2012, respectively. N OTE 10. PENSION PLAN The Company participates in a trusteed pension plan known as the Allegheny Group Retirement Plan covering virtually all full-time employees. Benefits are based on years of service and the employee’s compensation. The Company’s funding policy is to fund normal costs of the plan as accrued. Contributions are intended to provide not only for benefits attributed to service to date, but also for those benefits expected to be earned in the future. Information pertaining to the activity in the Company’s defined benefit plan, using the latest available actuarial valuations with a measurement date of December 31, 2013 and 2012 is as follows: 64 Balance at Balance Beginning at end (in thousands) of Year Borrowings Retirement Repayments of Year December 31, 2013 $ 23,571 $ 3,090 $ (7,723) $ (848) $ 18,090 December 31, 2012 $ 13,300 $ 12,978 $ — $ (2,707) $ 23,571 (in thousands) 2013 2012 Change in benefit obligation Benefit obligation at beginning of year $ 5,798 $ 4,214 Service cost 651 424 Interest cost 247 210 Actuarial loss (65) 998 Benefits paid (139) (48) Benefit obligation at end of year $ 6,492 $ 5,798 Change in plan assets: Fair value of plan assets at beginning of year $ 3,366 $ 2,198 Actual return on plan assets 435 232 Employer contribution 409 984 Benefits paid (139) (48) Fair value of plan assets at end of year $ 4,071 $ 3,366 Funded status $ (2,421) $ (2,432) Unrecognized net actuarial loss 2,475 2,890 Unrecognized prior service cost — 2 Prepaid pension cost recognized $ 54 $ 460 Accumulated benefit obligation $ 4,983 $ 4,473 002933_MVB_annual_report_FIN.indd 61-62 5/14/14 4:08 PM

61 60 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 At December 31, 2013 and 2012, the weighted average assumptions used to determine the benefit obligation are as follows: The components of net periodic pension cost are as follows (in thousands): 65 2013 2012 Discount rate 4.86% 4.31% Rate of compensation increase 3.00% 3.00% Service cost $ 651 $ 424 Interest cost 247 210 Expected return on plan assets (271) (251) Amortization of prior service costs 2 2 Amortization of loss 186 117 Net periodic pension cost $ 815 $ 502 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 For the years December 31, 2013 and 2012, the weighted average assumptions used to determine net periodic pension cost are as follows: The Company’s pension plan asset allocations at December 31, 2013 and 2012, as well as target allocations for 2014 are as follows: The estimated net loss (gain) for the plan that are expected to be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $143. The following table sets forth by level, within the fair value hierarchy, as defined in Note 18 - Fair Value Measurements, the Plan’s assets at fair value as of December 31, 2013. 66 2013 2012 Discount rate 4.31% 5.06% Expected long-term rate of return on plan assets 7.46% 8.00% Rate of compensation increase 3.00% 3.00% 12/31/2013 12/31/2012 Plan Assets Cash 7% 10% Fixed income 28% 36% Alternative investments 12% 10% Domestic equities 33% 28% Foreign equities 17% 11% Real estate inv. Trusts (REITs) 3% 5% Total 100% 100% (in thousands) Level I Level II Level III Total Assets: Cash $ 285 $ — — 285 Fixed income 1,140 — — 1,140 Alternative investments — 489 — 489 Domestic equities 1,343 — — 1,343 Foreign equities 692 — — 692 Real estate inv. Trusts 122 — — 122 Total assets at fair value $ 3,582 $ 489 $ — $ 4,071 002933_MVB_annual_report_FIN.indd 63-64 5/14/14 4:08 PM

63 62 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 The fair value of MVB’s pension plan assets at December 31, 2012 by asset class are as follows: The following table sets forth by level, within the fair value hierarchy, as defined in Note 18 - Fair Value Measurements, the Plan’s assets at fair value as of December 31, 2012. Investment in government securities and short-term investments are valued at the closing price reported on the active market on which the individual securities are traded. Alternative investments and investment in debt securities are valued at quoted prices which are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed. The methods described above may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while the Plan believes its valuation methods are appropriate and consistent with other market participants, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date. Below we show the best estimate of the plan contribution for next fiscal year. We also show the benefits expected to be paid in each of the next five fiscal years, and in the aggregate for the five fiscal years thereafter. N OTE 11. INTANGIBLE ASSETS On October 7, 2005, the Company purchased a full service office in the Charles Town area of Jefferson County West Virginia. This office held assets of $1.8 million and total deposits of $17.1 million. As a result of this transaction, the Company recorded intangible assets. As of December 31, 2013 the Company has allocated $12 to core deposit intangibles, which are being amortized using the double-declining balance method over 10 years. The original amount of the core deposit intangible was $128, with $123 amortized through December 31, 2013 and $5 remaining to be amortized over the next two years. The remaining $897 has been recorded as goodwill, and is evaluated for impairment on October 1st each year by the Company. In December 2012 the Company purchased Potomac Mortgage Group (PMG), a mortgage company in Northern Virginia. As a result of this transaction, MVB recorded $16.9 million in goodwill. This goodwill will be evaluated for impairment on an annual basis each December. N OTE 12. STOCK OFFERING During 2013, the Company began a confidential offering to accredited investors. As of December 31, 2013 the Company had received signed offering memoranda and payment for 305,097 shares totaling $9.8 million in additional capital at December 31, 2013. The proceeds of this offering are being used to support the definitive agreement to acquire CFG Community Bank as well as continued growth of the Company. Also during 2013, the Company completed a confidential offering to accredited investors that began in late 2012. This offering resulted in the issuance of 1,132,527 shares totaling $27.1 million in additional capital. The proceeds of this offering were used to support the acquisition of PMG as well as the 67 (in thousands) Level I Level II Level III Total Assets: Cash and cash equivalents $ 707 $ — $ — $ 707 Investment in equity securities 1,818 — — 1,818 Investment in debt securities — 841 — 841 Total assets at fair value $ 2,525 $ 841 $ — $ 3,366 (in thousands) Cash Flow Contributions for the period of 01/01/14 through 12/31/14 $ 440 Estimated future benefit payments reflecting expected future service 2014 $ 141 2015 $ 148 2016 $ 207 2017 $ 216 2018 $ 245 2019 through 2023 $ 1,686 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 continued growth of the Company. During 2012 the Company issued 573,263 shares, concluding 2012 with outstanding shares of 2,932,901. In 2012, MVB implemented a dividend reinvestment plan (DRIP) which resulted in the addition of 31,760 and 41,538 shares totaling $912,896 and $973,000, respectively, in 2013 and 2012. On September 8, 2011 MVB received $8.5 million in Small Business Lending Fund (SBLF) capital. MVB issued 8,500 shares of $1,000 per share preferred stock with dividends payable in arrears on January 1, April 1, July 1 and October 1 each year. At December 31, 2012 and 2011, MVB’s loan production qualified for the lowest dividend rate possible of 1%. MVB may continue to utilize the SBLF capital for a period of four and one half years at the 1% dividend rate so long as loan growth continues to support the reduced rate. N OTE 13. STOCK OPTIONS The MVB Financial Corp. Incentive Stock Plan (‘the Plan”) provides for the issuance of stock options to selected employees. Under the provisions of the plan, the option price per share shall not be less than the fair market value of the common stock on the date of the grant. For options granted in 2005 the vesting period has been accelerated to fully vest at December 31, 2005. These options also expire 10 years from the date of the grant. Options granted in 2006, 2010, 2011, 2012 and 2013 vest in 5 years and expire 10 years from the date of the grant, with the exception of 22,000 shares granted in 2010 that vest in 3 years and expire 10 years from the date of the grant. As of December 31, 2013, the Plan had $2.2 million shares authorized and $987,780 shares remaining available for issuance. Total compensation expense recorded on stock options during 2013 and 2012 was $196 and $138, respectively. Proceeds from stock options exercised during 2013 was $323. There were no stock options exercised during 2012. 68 002933_MVB_annual_report_FIN.indd 65-66 5/14/14 4:08 PM

65 64 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 The following summarizes MVB’s stock options as of and for the year ended December 31, 2013, and the changes for the year then ended: The intrinsic value of options exercised during 2013 was $736,077. There were no options exercised during 2012. The fair value for the options was estimated at the date of grant using a Black-Scholes option-pricing model with average risk-free interest rates of 2.08% and 1.67% for 2013 and 2012 and a weighted average expected life of the options of 7 years for both 2013 and 2012. The expected volatility of MVB’s stock price used for 2013 options was 6.70%, while for the 2012 options it was 5.60%. The expected dividend yield used was .50% for both 2013 and 2012. The following summarizes information related to the total outstanding and exercisable options at December 31, 2013: N OTE 14. REGULATORY CAPITAL REQUIREMENTS The Company and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines the Company must meet specific capital guidelines that involve quantitative measures of the Company’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Quantitative measures established by regulation to ensure capital adequacy require the Company to maintain minimum amounts and ratios of Total and Tier I capital to risk-weighted assets, and of Tier I capital to average assets, as defined. As of December 31, 2013 and 2012, the Company meets all capital adequacy requirements to which it is subject. 69 Weighted- Number Average of Exercise Shares Price Outstanding at beginning of year 638,152 $ 9.17 Granted 502,000 13.48 Exercised (44,342) 7.28 Forfeited/expired (4,400) 10.23 Outstanding at end of year 1,091,410 $ 11.20 Exercisable at end of year 379,270 $ 8.40 Weighted-average fair value of options granted during 2013 $ 1.71 Weighted-average fair value of options granted during 2012 $ 1.19 Options Outstanding Options Exercisable Weighted- Weighted- Weighted- Weighted- Average Average Average Average Total Exercise Intrinsic Remaining Total Exercise Intrinsic Remaining Options Price Value Life Options Price Value Life 1,091,410 $ 11.20 5,897,429 7.12 379,270 $ 8.40 3,111,014 3.81 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 The most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total riskbased, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. Both the Company’s and the Bank’s actual capital amounts and ratios are presented in the table below. N OTE 15. REGULATORY RESTRICTION ON DIVIDEND The approval of the regulatory agencies is required if the total of all dividends declared by the Bank in any calendar year exceeds the Bank’s net profits, as defined, for that year combined with its retained net profits for the preceding two calendar years. 70 MINIMUM MINIMUM FOR CAPITAL TO BE WELL ADEQUACY ACTUAL CAPITALIZED PURPOSES (Dollars in thousands) AMOUNT RATIO AMOUNT RATIO AMOUNT RATIO As of December 31, 2013 Total Capital (to risk-weighted assets) Consolidated $ 84,361 12.9% N/A N/A $ 52,175 8.0% Subsidiary Bank $ 86,028 13.2% $ 65,262 10.0% $ 52,209 8.0% Tier I Capital (to risk-weighted assets) Consolidated $ 79,342 12.2% N/A N/A $ 26,087 4.0% Subsidiary Bank $ 81,009 12.4% $ 39,157 6.0% $ 26,105 4.0% Tier I Capital (to average assets) Consolidated $ 79,342 8.9% N/A N/A $ 35,840 4.0% Subsidiary Bank $ 81,009 9.0% $ 44,800 5.0% $ 35,840 4.0% As of December 31, 2012 Total Capital (to risk-weighted assets) Consolidated $ 55,527 12.3% N/A N/A $ 36,243 8.0% Subsidiary Bank $ 59,231 13.1% $ 45,303 10.0% $ 36,243 8.0% Tier I Capital (to risk-weighted assets) Consolidated $ 51,451 11.4% N/A N/A $ 18,121 4.0% Subsidiary Bank $ 55,155 12.2% $ 27,182 6.0% $ 18,121 4.0% Tier I Capital (to average assets) Consolidated $ 51,451 8.4% N/A N/A $ 25,323 4.0% Subsidiary Bank $ 55,155 9.0% $ 31,630 5.0% $ 25,304 4.0% 002933_MVB_annual_report_FIN.indd 67-68 5/14/14 4:08 PM

67 66 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 N OTE 16. LEASES The Company leases land and building space for the operation of some banking offices. All such leases qualify as operating leases. Following is a schedule by year of future minimum lease payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2013: Total rent expense for the years ended December 31, 2013 and 2012 was $1,034 and $251, respectively. N OTE 17. FAIR VALUE OF FINANCIAL INSTRUMENTS The following summarizes the methods and significant assumptions used by the Company in estimating its fair value disclosures for financial instruments. Level I: Quoted prices are available in active markets for identical assets or liabilities as of the reported date. Level II: Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed. Level III: Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation. Estimated fair values have been determined by the Company using historical data, as generally provided in the Company’s regulatory reports, and an estimation methodology suitable for each category of financial instruments. The Company’s fair value estimates, methods and assumptions are set forth below for the Company’s other financial instruments Cash and cash equivalents: The carrying amounts for cash and cash equivalents approximate fair value because they have original maturities of 90 days or less and do not present unanticipated credit concerns. Certificates of deposits: The fair values for loans are computed based on scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms of borrowers of similar credit quality. No prepayments of principal are assumed. Securities: Fair values of securities are based on quoted market prices, where available. If quoted market prices are not available, estimated fair values are based on quoted market prices of comparable securities. Loans: The fair values for loans are computed based on scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms of borrowers of similar credit quality. No prepayments of principal are assumed. 71 (in thousands) Years ended December 31: 2014 $ 1,342 2015 988 2016 874 2017 645 2018 575 Thereafter 819 Total minimum payments required: $ 5,243 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 Loans held for sale: Loans held for sale are carried at the lower of cost or market value. These loans currently consist of one-to-fourfamily residential loans originated for sale in the secondary market. Fair value is based on the price secondary markets are currently offering for similar loans using observable market data which is not materially different than cost due to the short duration between origination and sale (Level II). Derivative on loans held for sale: Derivatives on loans held for sale are used to mitigate interest rate risk for residential mortgage loans held for sale and interest rate locks. These instruments are considered derivatives and are recorded at fair value, based on (i) committed sales prices from investors for commitments to sell mortgage loans or (ii) observable market data inputs for commitments to sell mortgage backed securities. The Company’s mortgage banking hedge instruments are classified as Level II. For mortgage interest rate locks, the fair value is based on either (i) the price of the underlying loans obtained from an investor for loans that will be delivered on a best efforts basis or (ii) the observable price for individual loans traded in the secondary market for loans that will be delivered on a mandatory basis. All of the Company’s mortgage interest rate locks are classified as Level II. Bank Owned Life Insurance: Fair values of bank owned life insurance approximate the cash surrender value of the policies. 72 002933_MVB_annual_report_FIN.indd 69-70 5/14/14 4:08 PM

69 68 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 Accrued interest receivable and payable and repurchase agreements: The carrying values of accrued interest receivable and payable approximate their fair values. Deposits: The fair values of demand deposits (i.e., non interest bearing checking, NOW and money market), savings accounts and other variable rate deposits approximate their carrying values. Fair values of fixed maturity deposits are estimated using a discounted cash flow methodology at rates currently offered for deposits with similar remaining maturities. Any intangible value of long-term relationships with depositors is not considered in estimating the fair values disclosed. FHLB and other borrowings: The fair values for loans are computed based on scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms of borrowers of similar credit quality. No prepayments of principal are assumed. Subordinated debt: The fair values for loans are computed based on scheduled future cash flows of principal and interest, discounted at interest rates currently offered for loans with similar terms of borrowers of similar credit quality. No prepayments of principal are assumed. Off-balance sheet instruments: The fair values of commitments to extend credit and standby letters of credit are estimated using the fees currently charged to enter into similar agreements, taking into account the remaining terms of agreements and the present credit standing of the counterparties. The amounts of fees currently charged on commitments and standby letters of credit are deemed insignificant, and therefore, the estimated fair values and carrying values are not shown. The contractual amounts of unfunded commitments and letters of credit are presented in Note 7. 73 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 The carrying values and estimated fair values of the Company’s financial instruments are summarized as follows (in thousands): Fair Value Measurements at Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s 74 Quoted Prices in Active Significant Markets for Other Significant Estimated Identical Observable Unobservable Carrying Fair Assets Inputs Inputs December 31, 2013 Value Value (Level 1) (Level 2) (Level 3) Financial assets: Cash and cash equivalents $ 39,843 $ 39,843 $ 39,843 $ — $ — Certificates of deposits with other banks 9,427 9,616 — — 9,616 Securities available-for-sale 106,411 106,411 187 106,224 Securities held-to-maturity 56,670 54,118 — 54,118 — Loans held for sale 89,186 89,186 89,186 Loans 617,370 620,295 — — 620,295 Derivative on loans held for sale 2,271 2,271 2,271 — — Bank owned life insurance 16,062 16,062 16,062 — — Accrued interest receivable 2,764 2,764 2,764 — — Financial liabilities: Deposits $ 695,811 $ 697,301 $ 454,658 $ — $ 242,643 Repurchase agreements 81,578 81,578 81,578 — — FHLB and other borrowings 104,647 104,742 98,028 — 6,714 Accrued interest payable 327 327 327 — — Subordinated debt 4,124 3,153 3,153 — — December 31, 2012 Financial assets: Cash and cash equivalents $ 25,340 $ 25,340 $ 25,340 $ — $ — Certificates of deposits 9,427 9,427 9,427 — — Securities available-for-sale 79,378 79,378 — 79,378 — Securities held-to-maturity 35,370 36,218 — 36,218 — Loans held for sale 85,529 85,529 85,529 Loans 442,367 453,082 — — 453,082 Derivative on loans held for sale 1,261 1,261 1,261 — — Bank owned life insurance 10,524 10,524 10,524 — — Accrued interest receivable 1,778 1,778 1,778 — — Financial liabilities: Deposits $ 486,519 $ 498,244 $ 328,777 $ — $ 169,467 Repurchase agreements 70,234 70,234 70,234 — — FHLB and other borrowings 91,617 94,487 — — 94,487 Accrued interest payable 329 329 329 — — Subordinated debt 4,124 4,664 4,664 — — 002933_MVB_annual_report_FIN.indd 71-72 5/14/14 4:08 PM

71 70 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates. Fair value estimates are based on existing on-and-off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. N OTE 18. FAIR VALUE MEASUREMENTS Accounting standards require that the Company adopt fair value measurement for financial assets and financial liabilities. This enhanced guidance for using fair value to measure assets and liabilities applies whenever other standards require or permit assets or liabilities to be measured at fair value. This guidance does not expand the use of fair value in any new circumstances. Accounting standards establish a hierarchal disclosure framework associated with the level of pricing observability utilized in measuring assets and liabilities at fair value. The three broad levels defined by these standards are as follows: Level I: Quoted prices are available in active markets for identical assets or liabilities as of the reported date. Level II: Pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reported date. The nature of these assets and liabilities include items for which quoted prices are available but traded less frequently, and items that are fair valued using other financial instruments, the parameters of which can be directly observed. Level III: Assets and liabilities that have little to no pricing observability as of the reported date. These items do not have two-way markets and are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment or estimation. As required by accounting standards, financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company classified investments in government securities as Level 2 instruments and valued them using the market approach. All measurements are made on a recurring basis, with the exception of loans held for sale, derivative on loans held for sale, other real estate and impaired loans, which are measured on a non-recurring basis. The following tables present the assets reported on the consolidated statements of financial condition at their fair value on a recurring basis as of December 31, 2013 and 2012 by level within the fair value hierarchy. Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. 75 December 31, 2013 (in thousands) Level I Level II Level III Total U.S. Agency Securities $ — 58,822 — $ 58,822 U.S. Sponsored Mortgage backed Securities — 46,592 — 46,592 Equity and Other Securities 187 810 — 997 December 31, 2012 (in thousands) Level I Level II Level III Total U.S. Agency Securities 22,192 — 22,192 U.S. Sponsored Mortgage backed Securities 56,376 — 56,376 Equity and Other Securities 810 — 810 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 The Company may be required, from time to time, to measure certain financial assets, financial liabilities, non-financial assets and non-financial liabilities at fair value on a nonrecurring basis in accordance with U.S. generally accepted accounting principles. These include assets that are measured at the lower of cost or market value that were recognized at fair value below cost at the end of the period. Certain non-financial assets measured at fair value on a non-recurring basis include foreclosed assets (upon initial recognition or subsequent impairment), non-financial assets and non-financial liabilities measured at fair value in the second step of a goodwill impairment test, and intangible assets and other non-financial long-lived assets measured at fair value for impairment assessment. Non-financial assets measured at fair value on a non-recurring basis during 2013 and 2012 include certain foreclosed assets which, upon initial recognition, were remeasured and reported at fair value through a charge-off to the allowance for possible loan losses and certain foreclosed assets which, subsequent to their initial recognition, were remeasured at fair value through a write-down included in other non-interest expense. • Loans held for sale — Loans held for sale are carried at the lower of cost or market value. These loans currently consist of one-to-four-family residential loans originated for sale in the secondary market. Fair value is based on the price secondary markets are currently offering for similar loans using observable market data which is not materially different than cost due to the short duration between origination and sale (Level II). • Derivative on loans held for sale - Derivatives on loans held for sale are used to mitigate interest rate risk for residential mortgage loans held for sale and interest rate locks. These instruments are considered derivatives and are recorded at fair value, based on (i) committed sales prices from investors for commitments to sell mortgage loans or (ii) observable market data inputs for commitments to sell mortgage backed securities. The Company’s mortgage banking hedge instruments are classified as Level II. For mortgage interest rate locks, the fair value is based on either (i) the price of the underlying loans obtained from an investor for loans that will be delivered on a best efforts basis or (ii) the observable price for individual loans traded in the secondary market for loans that will be delivered on a mandatory basis. All of the Company’s mortgage interest rate locks are classified as Level II. • Impaired Loans - Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment using one of several methods, including collateral value, liquidation value and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. Collateral values are estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria. For a majority of impaired real estate related loans, the Company obtains a current external appraisal. Other valuation techniques are used as well, including internal valuations, comparable property analysis and contractual sales information. • Other Real Estate owned — Other real estate owned, which is obtained through the Bank’s foreclosure process is valued utilizing the appraised collateral value. Collateral values are estimated using Level 2 inputs based on observable market data or Level 3 inputs based on customized discounting criteria. At the time, the foreclosure is completed, the Company obtains a current external appraisal. Assets measured at fair value on a nonrecurring basis as of December 31, 2013 and 2012 are included in the table below (in thousands): 76 December 31, 2013 Level I Level II Level III Total Loans held for sale $ — $ 89,186 $ — $ 89,186 Derivative on loans held for sale — 2,271 — 2,271 Other real estate owned — — 375 375 Impaired loans — — 5,178 5,178 002933_MVB_annual_report_FIN.indd 73-74 5/14/14 4:08 PM

73 72 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 The following tables presents quantitative information about the Level 3 significant unobservable inputs for assets and liabilities measured at fair value on a nonrecurring basis at December 31, 2013 and 2012. (1) Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various level 3 inputs which are not identifiable. (2) Appraisals may be adjusted by management for qualitative factors such as economic conditions and estimated liquidation expenses. The range and weighted average of liquidation expenses and other appraisal adjustments are presented as a percent of the appraisal. (3) Includes qualitative adjustments by management and estimated liquidation expenses. NOTE 19. COMPREHENSIVE INCOME The following tables present the components of accumulated other comprehensive income (“AOCI”) for the year ended December 31, 2013 (in thousands): 77 December 31, 2012 Level I Level II Level III Total Loans held for sale $ — $ 85,529 $ — $ 85,529 Derivative on loans held for sale — 1,261 — 1,261 Other real estate owned — — 207 207 Impaired loans — — 3,118 3,118 Quantitative Information about Level 3 Fair Value Measurements (Dollars in thousands) December 31, 2013 Fair Value Valuation Technique Unobservable Input Range Impaired loans $ 5,178 Appraisal of collateral Appraisal adjustments (2) 20% - 30% Liquidation expense (2) 5% - 10% Other real estate owned $ 375 Appraisal of collateral Appraisal adjustments 20% - 30% Liquidation expense 5% - 10% Quantitative Information about Level 3 Fair Value Measurements (Dollars in thousands) December 31, 2012 Fair Value Valuation Technique Unobservable Input Range Impaired loans $ 3,118 Appraisal of collateral (1) Appraisal adjustments (2) 20% - 30% Liquidation expense (2) 5% - 10% Other real estate owned $ 207 Appraisal of collateral (1)(3) Appraisal adjustments 20% - 30% Liquidation expense 5% - 10% Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 78 2013 Details about AOCI Components Amount Reclassified from AOCI Affected line item in the Statement where net income is presented Available-for-sale securities Unrealized holding gains $ 145 Gain on sale of securities 145 Total before tax (58) Income tax expense 87 Net of tax Defined benefit pension plan items Change in defined benefit pension plan 188 Salaries and benefits 188 Total before tax (75) Income tax expense 113 Net of tax Total reclassifications $ 200 (in thousands) Unrealized gains (losses) on availablefor- sale securities Defined benefit pension plan items Total Balance at January 1, 2013 $ 240 $ (1,735) $ (1,495) Other comprehensive loss before reclassification (1,803) 137 (1,666) Amounts reclassified from AOCI 87 113 200 Net current period OCI (1,716) 250 (1,466) Balance at December 31, 2013 $ (1,476) $ (1,485) $ (2,961) 002933_MVB_annual_report_FIN.indd 75-76 5/14/14 4:08 PM

75 74 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 NOTE 20. CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY Information relative to the parent company’s condensed balance sheets at December 31, 2013 and 2012, and the related condensed statements of income and cash flows for each of those years are presented below: 79 December 31 (in thousands) 2013 2012 Condensed Balance Sheets Assets Cash $ 362 $ 158 Investment in subsidiaries 97,164 71,253 Other assets 717 302 Total assets $ 98,243 $ 71,713 Liabilities and shareholders’ equity Liabilities Other liabilities $ 97 $ 40 Long-term debt 4,124 4,124 Total liabilities 4,221 4,164 Total stockholders’ equity 94,022 67,549 Total liabilities and stockholders’ equity $ 98,243 $ 71,713 Year ended December 31, (in thousands) 2013 2012 Condensed Statements of Income Income - dividends from bank subsidiary $ 2,666 $ 531 Expenses - operating 499 350 Income before income taxes and undistributed earnings 2,167 181 Income tax (benefit) (190) (133) Income after tax (benefit) 2,357 314 Equity in undistributed income earnings of subsidiaries 1,663 3,854 Net income $ 4,020 $ 4,168 Preferred dividends $ 85 $ 136 Net income available to common shareholders’ $ 3,935 $ 4,032 Comprehensive income $ 2,554 $ 3,415 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 NOTE 21. SEGMENT REPORTING During 2013, the Company identified three reportable segments: commercial and retail banking; mortgage banking; and insurance services. Revenue from commercial and retail banking activities consists primarily of interest earned on loans and investment securities and service charges on deposit accounts. Revenue from the mortgage banking activities is comprised of interest earned on loans and fees received as a result of the mortgage origination process. The mortgage banking services are conducted by MVB Mortgage. Information about the reportable segments and reconciliation to the consolidated financial statements for the year end December 31. 2013 are as follows: 80 (in thousands) 2013 2012 Condensed Statements of Cash Flows OPERATING ACTIVITIES Net income $ 4,020 $ 4,168 Equity in undistributed earnings of subsidiaries (1,663) (3,854) Increase in other assets (340) (9) Increase in other liabilities 57 15 Stock option expense 196 138 Net cash provided by operating activities 2,950 458 INVESTING ACTIVITIES Investment in subsidiary (26,469) (14,731) Net cash used in investing activities (26,469) (14,731) FINANCING ACTIVITIES Proceeds of stock offering 23,109 13,734 Dividend reinvestment plan 913 973 Common stock options exercised 323 — Cash dividends paid on common stock (537) (307) Cash dividends paid on preferred stock (85) (136) Net cash provided by financing activities 23,723 14,264 Increase (decrease) in cash 204 (9) Cash at beginning of period 158 167 Cash at end of period $ 362 $ 158 Non-cash investing activity Issuance of stock in acquisition $ — 2,000 002933_MVB_annual_report_FIN.indd 77-78 5/14/14 4:08 PM

77 76 Table of Contents NOTES TO CONSOLIDATED FINANCIAL STATEMENTS MVB FINANCIAL CORP. AND SUBSIDIARIES December 31, 2013 NOTE 22. MERGERS AND ACQUISITIONS The Company and its subsidiary, MVB Bank, have entered into a Purchase and Assumption Agreement with CFG Community Bank (“CFG”) and its parent, Capital Funding Bancorp, Inc., pursuant to which, upon the terms and subject to the conditions set forth therein, the Bank will purchase certain assets and assume certain liabilities of CFG and its subsidiaries for $30 million in consideration, consisting of $26 million in cash and $4 million in shares of MVB Financial common stock, subject to certain adjustments. Consummation of this transaction is subject to certain customary closing conditions, including requisite regulatory approvals and material third-party consents, the absence of certain legal impediments to the consummation of the transaction and subject to certain exceptions, the accuracy of the representations and warranties and compliance with the covenants of each party. The parties have made customary representations, warranties and covenants in the Agreement, including among others, covenants by CFG with respect to the conduct of its business during the interim period between the execution of the agreement and the closing of the transaction. NOTE 23. STOCK SPLIT Common shares outstanding at December 31, 2013 and 2012, respectively, have been adjusted for the effect of a two for one stock split effected as a stock dividend paid on February 11, 2014. 81 (in thousands) Commercial & Retail Banking Mortgage Banking Insurance Intercompany Eliminations Consolidated Revenues: Interest income $ 25,088 $ 2,103 $ — $ (646) $ 26,545 Income on loans held for sale 2,853 19,042 — — 21,895 Insurance income — — 1,722 — 1,722 Other income 3,843 1,400 — — 5,243 Total operating income 31,784 22,545 1,722 (646) 55,405 Expenses: Interest expense 5,014 1,181 — (646) 5,549 Salaries and employee benefits 12,441 13,017 1,609 — 27,067 Provision for loan losses 2,260 — — — 2,260 Other expense 9,811 5,081 634 — 15,526 Total operating expenses 29,526 19,279 2,243 (646) 50,402 Income (loss) before income taxes 2,258 3,266 (521) — 5,003 Income tax expense (benefit) 5 1,240 (262) — 983 Net income (loss) 2,253 2,026 (259) — 4,020 Preferred stock dividends 85 — — — 85 Net income (loss) available to common shareholders $ 2,168 $ 2,026 $ (259) $ — $ 3,935 Total assets $ 1,021,097 $ 92,290 $ 3,012 $ (129,339) $ 987,060 Capital expenditures 5,613 489 399 — 6,501 Goodwill 897 16,882 — — 17,779 Table of Contents REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM Board of Directors and Shareholders MVB Financial Corp. We have audited the accompanying consolidated balance sheets of MVB Financial Corp. and subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for the years then ended. These consolidated financial statements are the responsibility of MVB Financial Corp.’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. MVB Financial Corp. is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of MVB Financial Corp.’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MVB Financial Corp. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles. Wexford, Pennsylvania March 27, 2014 S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345 82 002933_MVB_annual_report_FIN.indd 79-80 5/14/14 4:08 PM

79 78 ITEM 9.CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE No response required ITEM 9A.CONTROLS AND PROCEDURES Evaluation of Disclosure Controls and Procedures The Company, under the supervision and with the participation of the Company’s management, including the Company’s President and Chief Executive Officer, along with the Company’s Chief Financial Officer (the Principal Financial Officer), has evaluated the effectiveness as of December 31, 2013, of the design and operation of the Company’s disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Based upon that evaluation, the Company’s President and Chief Executive Officer, along with the Company’s Principal Accounting Officer concluded that the Company’s disclosure controls and procedures were effective as of December 31, 2013. There have been no material changes in the Company’s internal control over financial reporting during the fourth quarter of 2013 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting. Management’s Annual Report on Internal Control over Financial Reporting Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. A material weakness is a significant deficiency (as defined in Public Company Accounting Oversight Board Auditing Standard No. 2), or a combination of significant deficiencies, that results in there being more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis by management or employees in the normal course of performing their assigned functions. Management assessed the effectiveness of the Company’s internal control over financial reporting as of December 31, 2013. Management’s assessment did not identify any material weaknesses in the Company’s internal control over financial reporting. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework in 1992. Because there were no material weaknesses discovered, management believes that, as of December 31, 2013, the Company’s internal control over financial reporting was effective. 002933_MVB_annual_report_FIN.indd 81-82 5/14/14 4:08 PM

81 80 This annual report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting. Management’s report was not subjected to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this annual report. Date: March 28, 2014 /s/ Larry F. Mazza Larry F. Mazza CEO Date: March 28, 2014 /s/ Bret S. Price Bret S. Price Senior Vice President & CFO ITEM 9B.OTHER INFORMATION No response required. PART III ITEM 10.DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE Directors and Executive Officers of MVB include those persons identified under “Management Nominees to the Board of MVB” on pages 3-4 of MVB’s definitive Proxy Statement relating to MVB’s Annual Meeting of Shareholders for 2014. ITEM 11.EXECUTIVE COMPENSATION See “Executive Compensation” on pages 11-12 of MVB’s definitive Proxy Statement relating to MVB’s Annual Meeting of Stockholders for 2014. MVB has adopted a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer and other executive officers and shall be deemed incorporated by reference. ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS See “Principal Holders of Voting Securities” on page 15 of MVB’s definitive Proxy Statement relating to MVB’s Annual Meeting of Shareholders for 2014 which section is expressly incorporated by reference. ITEM 13.CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE MVB and the Bank have, and expect to continue to have, banking and other transactions in the ordinary course of business with its directors and officers and their affiliates, including members of their families or corporations, partnerships or other organizations in which officers or directors have a controlling interest, on substantially the same terms (including documentation, price, interest rates and collateral, repayment and amortization schedules and default provisions) as those prevailing at the time for comparable transactions with unrelated parties. All of these transactions were made on substantially the same terms (including interest rates, collateral and repayment terms on loans) as comparable transactions with non-affiliated persons. MVB’s management believes that these transactions did not involve more than the normal business risk of collection or include any unfavorable features. Total loans outstanding from the Bank at December 31, 2013 to MVB and Bank officers and directors as a group and members of their immediate families and companies in which they had an ownership interest of 10% or more was $18.1 million or 19.2% of total equity capital and 2.9% of total loans. These loans do not involve more than the normal risk of collectability or present other unfavorable features. ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES See “Ratification of Auditors” on page 16 of MVB’s definitive Proxy Statement relating to MVB’s Annual Meeting of Shareholders for 2014. 002933_MVB_annual_report_FIN.indd 83-84 5/14/14 4:08 PM

83 82 PART IV ITEM 15.EXHIBITS AND FINANCIAL STATEMENT SCHEDULES Exhibits filed with this Annual Report on Form 10-K are attached hereto. For a list of such exhibits, see “Exhibit Index” beginning at page 77. The Exhibit Index specifically identifies each management contract or compensatory plan required to be filed as an exhibit to this Form 10-K. EXHIBIT INDEX MVB Financial Corp. Annual Report on Form 10-K for Fiscal Year Ended December 31, 2013 Exhibit Number Description Exhibit Location 3.1 Articles of Incorporation Form SB-2 Registration Statement, Registration No. 333-120931, filed December 1, 2004, and incorporated by reference herein 3.1-1 Articles of Incorporation - Amendment Form SB-2 Registration Statement, Registration No. 333-120931, filed December 1, 2004, and incorporated by reference herein 3.2 Bylaws Form SB-2 Registration Statement, Registration No. 333-120931, filed December 1, 2004, and incorporated by reference herein 10.1 MVB Financial Corp. 2003 Stock Form SB-2 Registration Statement, Registration No. 333-120931, filed Incentive Plan December 1, 2004, and incorporated by reference herein 10.2 MVB Financial Corp. 2013 Stock Form S-8 Registration Statement, filed June 21, 2013, and Incentive Plan incorporated by reference herein 10.3 Master Lease Agreement with S-N-S Form SB-2 Registration Statement, Registration No. 333-120931, filed Foods, Inc. for premises occupied by December 1, 2004, and incorporated by reference herein Middletown Mall Office 10.4 Sublease Agreement with S-N-S Foods, Form SB-2 Registration Statement, Registration No. 333-120931, filed Inc. for premises occupied by December 1, 2004, and incorporated by reference herein Middletown Mall Office 10.5 Lease Agreement with Essex Properties, Form SB-2 Registration Statement, Registration No. 333-120931, filed LLC for land occupied by December 1, 2004, and incorporated by reference herein Bridgeport Branch 11 Statement Regarding Computation of Filed herewith Earnings per Share 14 Code of Ethics Filed herewith 21 Subsidiary of Registrant Filed herewith 23.1 Consent of Independent Registered Public Filed herewith Accounting Firm 24 Power of Attorney Filed herewith 31.1 Certificate of Principal Executive Officer Filed herewith pursuant to Section 302 of Sarbanes Oxley Act of 2002 31.2 Certificate of Principal Financial Officer Filed herewith pursuant to Section 302 of Sarbanes Oxley Act of 2002 32.1 Certificate of Principal Executive Officer & Filed herewith Principal Financial Officer pursuant to Section 906 of Sarbanes Oxley Act of 2002 99.1 Report of S.R. Snodgrass, P.C., Independent Auditors Found on Page 82 herein 99.2 Employment Agreement of Larry F. Mazza Form 8-K/A, filed January 24, 2014 and incorporated by reference herein. 99.3 Employment Agreement of Donald T. Robinson Form 8-K/A, filed January 24, 2014 and incorporated by reference herein. 99.4 Employment Agreement of Bret S. Price Form 8-K/A, filed January 24, 2014 and incorporated by reference herein. 99.5 Employment Agreement of Patrick R. Esposito II Form 8-K/A, filed January 24, 2014 and incorporated by reference herein. 101 Interactive data files pursuant to Rule 405 of Regulation S-T (**) (**) Pursuant to Rule 406T of Regulation S-T, the interactive data files on Exhibit 101 hereto are deemed not filed or part of a registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, as amended, are deemed not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and otherwise are not subject to liability under those sections 002933_MVB_annual_report_FIN.indd 85-86 5/14/14 4:08 PM

85 84 Earnings Per Share Earnings per Share are calculated as follows: (Dollars in thousands except shares and per share amounts) For the years ended December 31, 2013 2012 Numerator for both basic and diluted earnings per share: Net Income $ 4,020 $ 4,168 Less: Dividends on preferred stock 85 136 Net income available to common shareholders $ 3,935 $ 4,032 Denominator: Total average shares outstanding 6,657,093 4,388,650 Effect of dilutive stock options 281,935 120,584 Total diluted average shares outstanding 6,939,028 4,509,234 Earnings Per Share - Basic $ 0.59 $ 0.92 Earnings Per Share - Diluted $ 0.57 $ 0.90 MVB Financial Corp. and Its Wholly Owned Subsidiaries, (hereinafter, “MVB”) CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS Approved: June 18, 2013 This policy applies to all senior financial officers of MVB. The senior financial officers include Larry F. Mazza, Eric L. Tichenor, Roger J. Turner, John T. Schirripa, Donald T. Robinson, David A. Jones, Harry E. Dean III, and Patrick R. Esposito II (“Covered Persons”). Specifically, the senior financial officers for MVB represent the following organizations: MVB Financial Corp. Larry F. Mazza, Bret S. Price, Roger J. Turner, John T. Schirripa, Donald T. Robinson, David A. Jones, and Patrick R. Esposito II MVB Bank, Inc. Larry F. Mazza, Eric L. Tichenor, Roger J. Turner, John T. Schirripa, Donald T. Robinson, David A. Jones, and Patrick R. Esposito II Potomac Mortgage Group, Inc. Harry E. Dean III MVB Insurance, LLC Larry F. Mazza This Code of Ethics is required by the United States securities laws and the rules and regulations of the Securities and Exchange Commission as being necessary to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) avoidance of conflicts of interest, including disclosure to an appropriate person or persons identified in the code of any material transaction or relationship that reasonably could be expected to give rise to such a conflict, (iii) full, fair, accurate, timely, and understandable disclosure in reports and documents that MVB files with, or submits to, the Commission and in other public communications made by MVB, (iv) compliance with applicable governmental laws, rules and regulations, (v) the prompt internal reporting of code violations to an appropriate person or persons identified in the code; and (vi) accountability for adherence to the code. If you have any questions regarding this Code, please feel free to contact the Chief Executive Officer or the Chairman of the Board of Directors. If you are not comfortable speaking with the Chief Executive Officer or Chairman of the Board of Directors, you are encouraged to speak with the Human Resources Director. 1. Each Covered Person must avoid any transaction or arrangement that would create a conflict of interest or the appearance of a conflict of interest between personal and professional relationships. A conflict of interest may be generally defined as a conflict between the Covered Person’s private interests and his or her responsibilities to MVB or an entity with which MVB maintains a relationship. A conflict of interest can also arise when an immediate family member is involved in a transaction or arrangement that in any way casts doubt upon the Covered Person’s independence. An “immediate family member” includes a Covered Person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, sisters-in-law, brothers-in-law, and anyone (other than employees) who shares the Covered Person’s home. 2. Covered Persons may only accept items of nominal value as gifts from any individual or entity that is involved or seeks to become involved in a business relationship with MVB. Gifts to Covered Persons must be inexpensive, unsolicited and not given with the objective of influencing the Covered Person’s judgment. It is acceptable for a Covered Person to accept modest meals or other inexpensive forms of entertainment from individuals or entities that are involved or seek to become involved in a business relationship with MVB as long as these items are not provided in order to influence the Covered Person’s business judgment or decision. Under no circumstances is a Covered Person permitted to accept payments, loans, kickbacks, bribes, special privileges or services from anyone. If there are any questions or borderline case, Covered Persons should discuss them first with the CEO, Chairman of the Board or Governance Committee or with the Bank’s General Counsel as appropriate. 3. All Covered Persons are responsible for maintaining accurate financial records for MVB. Covered Persons must closely adhere to the following accounting guidelines: (i) All assets, liabilities and transactions of MVB should be accurately recorded in accordance with MVB’s record keeping procedures and generally accepted accounting principles; (ii) No false or misleading entries are permitted to be knowingly made or caused to be made in MVB’s record books, even if such entries would not be material to MVB or its operations as a whole; and (iii) Any entries that are inaccurate, false or irregular should be promptly reported to a member of the Audit Committee for an immediate corrective action. 002933_MVB_annual_report_FIN.indd 87-88 5/14/14 4:08 PM

87 86 4. Covered Persons must recognize that confidential information is an asset of MVB, and must refrain from using inside information to their personal advantage. Covered Persons must maintain the confidentiality of information entrusted to them by MVB or its customers or suppliers, except when disclosure is authorized or legally mandated. Confidential information includes all non-public information that might be of use to competitors, or harmful to MVB or its customers or suppliers, if disclosed. At its core, the prohibition against insider trading focuses on the buying, selling or trading in securities using non-public information. The prohibition applies to securities of MVB as well as to customers and suppliers of MVB and, or any entity with which MVB and has a business relationship. Covered Persons are in a unique position to acquire non-public information about MVB, and such information might influence their decision to buy, sell or trade securities. In addition to refraining from using inside information in making their own investment decisions, Covered Persons should also avoid discussing the inside information with friends or immediate family members (whether at home or in the public) or mailing or faxing the inside information to outside sources unless appropriate confidentiality agreements are in place to ensure that material, non-public information is not used improperly. 5. The conduct of Covered Persons should be governed by the highest standards of integrity and fairness. Covered Persons should avoid those situations in which outside personal interests conflict with MVB’s business. These situations include: (i) Ownership by a Covered Person, or a member of his or her immediate family, of a material financial interest in any outside enterprise that is involved or seeks to become involved in a business relationship with MVB; (ii) Ownership by a Covered Person, or a member of his or her immediate family, of a material financial interest in any outside enterprise that competes for business with MVB; (iii) Outside employment of a Covered Person, or a member of his or her immediate family, whether as a consultant, director, officer, employee or independent contractor, with an entity that is involved or seeks to become involved in a business relationship with MVB; or (iv) Appointment of a Covered Person, or a member of his or her immediate family, to a public office, board or commission that may create an appearance of a conflict of interest between the goals and purposes of that organization and MVB business. Such appointment would include a “public service” organization or a not-forprofit organization. 6. Covered Persons must not take for themselves opportunities that they discover while working for MVB, or use corporate property or information for personal gain. Covered Persons must not (a) take personal advantage of a situation or knowledge acquired through the use of his or her position or MVB’s property, if the situation or knowledge could be used for MVB’s benefit, (b) use his or her position or MVB property or information for personal gain, or (c) compete with the MVB. Covered Persons owe a duty to the MVB to advance its interests whenever the opportunity arises. 7. In drafting periodic reports that are to be filed with the Securities and Exchange Commission, Covered Persons should take all steps necessary to ensure full, fair, accurate, timely and complete disclosure. (i) Go Beyond the Minimum Disclosure Required by Law. While in the past periodic reporting has focused on disclosing only those items that were mandated by the law, Covered Persons should go beyond the minimum requirements to convey the full financial picture of MVB to the public. Areas of special attention include: off-balance sheet structures, insider and affiliated party transactions, board relationships, accounting policies, and auditor relationships. (ii) Make Sure All Relationships that Could Give Rise to Any Perceived Conflicts are Fully Disclosed. Given the recent focus of lawmakers on a more complete disclosure of any material conflict of interest to the public, it is important to ensure that any transaction that threatens to create the appearance of a conflict of interest must be fully disclosed in MVB’s periodic reports. 8. Covered Persons must comply with all laws and regulations that apply to MVB’s business. All Covered Persons should understand those laws that apply to them in the performance of their duties and ensure that their decisions and actions are conducted in conformity with those laws. Any violation of the applicable laws can subject MVB or the implicated Covered Person to liability. Any inquiries relating to compliance with applicable laws and regulations should be directed to MVB’s General Counsel. 9. Accountability for adherence to the Code. Failure to adhere to the above detailed responsibilities by the Covered Persons may result in disciplinary action being taken against such persons. The disciplinary action may range up to and including termination. The Board of Directors shall be responsible for determining the proper action to be taken. Exhibit 21 MVB FINANCIAL CORP. AND SUBSIDIARIES ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR ENDED DECEMBER 31, 2013 Subsidiaries of MVB Financial Corp. The following are the only subsidiaries of MVB Financial Corp.: Name of Subsidiary Jurisdiction of Incorporation MVB Bank, Inc. West Virginia Potomac Mortgage Group, Inc. (D/B/A MVB Mortgage) Virginia MVB Insurance West Virginia 002933_MVB_annual_report_FIN.indd 89-90 5/14/14 4:08 PM

89 88 POWER OF ATTORNEY AND SIGNATURES Know all persons by the presents, that each person whose signature appears below constitutes and appoints Larry F. Mazza or Bret S. Price or either of them, as attorney-in-fact, with each having the power of substitution, for him or her in any and all capacities, to sign any amendment to this Form 10-K and to file the same, with exhibits thereto, and other documents in connection therewith, with the Federal Deposit Insurance Corporation hereby ratifying and confirming all that each of said attorneys-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities and Exchange Act of 1934, this Form 10-K has been signed below by the following person on behalf of the registrant in the capacities and on the dates indicated. /s/ Larry F. Mazza Date: March 28, 2014 Larry F. Mazza, President and CEO /s/ Bret S. Price Date: March 28, 2014 Bret S. Price, Senior Vice President and CFO /s/ David B. Alvarez Date: March 28, 2014 David B. Alvarez, Director /s/ Stephen R. Brooks Date: March 28, 2014 Stephen R. Brooks, Director /s/ James J. Cava, Jr. Date: March 28, 2014 James J. Cava, Jr., Director /s/ Joseph P. Cincinnati Date: March 28, 2014 Joseph P. Cincinnati, Director /s/ Harry E. Dean III Date: March 28, 2014 Harry E. Dean III, Director /s/ John W. Ebert Date: March 28, 2014 John W. Ebert, Director /s/ Gayle C. Manchin Date: March 28, 2014 Gayle C. Manchin, Director /s/ Kelly R. Nelson Date: March 28, 2014 Kelly R. Nelson, Director /s/ J. Christopher Pallotta Date: March 28, 2014 J. Christopher Pallotta, Director /s/ Nitesh S. Patel Date: March 28, 2014 Nitesh S. Patel, Director /s/ Jimmy D. Staton Date: March 28, 2014 Jimmy D. Staton, Director /s/ Roger J. Turner Date: March 28, 2014 Roger J. Turner, Director /s/ Samuel J. Warash Date: March 28, 2014 Samuel J. Warash, Director Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the Registration Statement Nos. 333-180317 of MVB Financial Corp. on Form S-3D and Registration Nos. 333-189512, 333-186910, 333-145716, and 333-120234 of MVB Financial Corp. on Form S-8 of our report dated March 27, 2014, relating to our audit of the consolidated financial statements, which appears in this Form 10-K of MVB Financial Corp. for the year ended December 31, 2013. Wexford, Pennsylvania March 27, 2014 S.R. Snodgrass, P.C. * 2100 Corporate Drive, Suite 400 * Wexford, Pennsylvania 15090-8399 * Phone: (724) 934-0344 * Facsimile: (724) 934-0345 1 002933_MVB_annual_report_FIN.indd 91-92 5/14/14 4:08 PM

91 90 Form 10-K Certification CERTIFICATIONS I, Larry F. Mazza, certify that: 1. I have reviewed this annual report on Form 10-K of MVB Financial Corp.; 2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; 3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report; 4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have: (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted account principles; (c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and (d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and 5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions): (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting. Date: March 28, 2014 /s/ Larry F. Mazza Larry F. Mazza Chief Executive Officer & President Form 10-K Certification CERTIFICATIONS I, Bret S. Price, certify that: 1. I have reviewed this annual report on Form 10-K of MVB Financial Corp.; 2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report; 3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report; 4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f) for the registrant and have: (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared; (b) Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted account principles; (c) Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and (d) Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and 5. The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions): (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting. Date: March 28, 2014 /s/ Bret S. Price Bret S. Price Senior Vice President & Chief Financial Officer 002933_MVB_annual_report_FIN.indd 93-94 5/14/14 4:08 PM

93 92 SIGNATURES In accordance with Section 13 or 15 (d) of the Exchange Act, the registrant caused this Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized and based on our knowledge and belief that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. MVB Financial Corp. By: /s/ Larry F. Mazza /s/ Bret S. Price Larry F. Mazza, President Bret S. Price, Senior Vice President & CFO Date: March 28, 2014 Date: March 28, 2014 002933_MVB_annual_report_FIN.indd 95-96 5/14/14 4:08 PM